      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2001
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           LIBERTY MEDIA CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          4841                         84-1288730
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
     of incorporation or         Classification code number)         Identification No.)
        organization)

                           9197 SOUTH PEORIA STREET,
                           ENGLEWOOD, COLORADO 80112,
                                 (720) 875-5400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

           CHARLES Y. TANABE, ESQ.                                Copy To:
          LIBERTY MEDIA CORPORATION                      ROBERT W. MURRAY JR., ESQ.
          9197 SOUTH PEORIA STREET                           BAKER BOTTS L.L.P.
          ENGLEWOOD, COLORADO 80112                         599 LEXINGTON AVENUE
               (720) 875-5400                           NEW YORK, NEW YORK 10022-6030
   (Name, address, including zip code, and                     (212) 705-5000
  telephone number, including area code, of
             agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                                           MAXIMUM
TITLE OF EACH CLASS OF                              AMOUNT TO BE          OFFERING            AMOUNT OF
SECURITIES TO BE REGISTERED                          REGISTERED        PRICE PER UNIT     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
3 1/2% Senior Exchangeable Debentures due
  2031..........................................    $600,000,000           100%(1)            $150,000
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest. Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                  $600,000,000

                           LIBERTY MEDIA CORPORATION              [LIBERTY LOGO]
                 3 1/2% SENIOR EXCHANGEABLE DEBENTURES DUE 2031
(Exchangeable for Motorola Inc. Common Stock or cash based on the value of that stock)

                             ---------------------

     This prospectus relates to $600,000,000 original principal amount of our 3 1/2% senior exchangeable debentures due 2031, which may be sold from time to time by the selling security holders named herein.

     The debentures are exchangeable by the holders for the exchange market value of the reference shares, calculated as described in this prospectus. The reference shares currently consist of 36.8189 shares of Motorola Inc. common stock per debenture.

     In addition to paying interest on the debentures, we will distribute, as an additional distribution on each debenture, cash or securities (other than common equity securities) that correspond to any dividends, distributions or other payments made in respect of the reference shares. If any common equity securities are distributed in respect of the reference shares, those securities will themselves become reference shares.

     We may redeem the debentures at any time beginning on and after January 15, 2006, at the redemption prices described in this prospectus.

     The debentures were initially sold by us in a private placement to qualified institutional buyers and pursuant to offers and sales that occurred outside the United States in accordance with Regulation S under the Securities Act of 1933. This prospectus has been made available to the selling security holders in fulfillment of our obligations under a registration rights agreement.

     The selling security holders may offer and sell the debentures directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The debentures may be sold in one or more transactions at fixed or negotiated prices or at prices based on prevailing market prices at the time of sale.

     We will not receive any proceeds from the sale of the debentures by the selling security holders. We are, however, responsible for the costs of registering, under the Securities Act of 1933, the offer and sale of the debentures by the selling security holders.

     INVESTING IN THE DEBENTURES INVOLVES RISKS.   SEE "RISK FACTORS" BEGINNING
ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is July   , 2001

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................     1
RISK FACTORS................................................     6
USE OF PROCEEDS.............................................    12
MOTOROLA INC................................................    12
PRICE RANGE AND DIVIDEND HISTORY OF THE MOTOROLA STOCK......    13
SELLING SECURITY HOLDERS....................................    14
DESCRIPTION OF THE DEBENTURES...............................    20
SUMMARY OF REGISTRATION RIGHTS OF SELLING SECURITY
  HOLDERS...................................................    43
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.....    44
PLAN OF DISTRIBUTION........................................    48
LEGAL MATTERS...............................................    49
EXPERTS.....................................................    49
WHERE TO FIND MORE INFORMATION..............................    49

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATION OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus to help you understand Liberty and the debentures. For a more complete understanding of Liberty and the debentures, we encourage you to read this entire document, including the "Risk Factors" section, and all of the documents that we incorporate by reference into this prospectus. All references to "Liberty," "we," "us" and words to similar effect refer to Liberty Media Corporation and, unless the context indicates otherwise, its consolidated subsidiaries.

LIBERTY MEDIA CORPORATION

     We are a leading media, entertainment and communications company with interests in a diverse group of public and private companies that are market leaders in their respective industries. Our subsidiaries and business affiliates are engaged in a broad range of programming, communications, technology and Internet businesses and have some of the most recognized and respected brands. These brands include Encore, STARZ!, Discovery, TV Guide, Fox, USA, QVC, CNN, TBS, Motorola and Sprint PCS.

     Our management team, led by Dr. John C. Malone, our Chairman, and Mr. Robert R. Bennett, our President and Chief Executive Officer, has extensive expertise in creating and developing new businesses and opportunities for our subsidiaries and business affiliates and in building scale, brand power and market leadership. This expertise dates back to the mid-1980s when members of our management were instrumental in identifying and executing strategic transactions to provide TCI, our former parent, with quality programming for its cable television systems. Today, our management team continues to leverage its expertise and industry relationships on behalf of our subsidiaries and business affiliates to identify and execute strategic transactions that improve the value of their businesses and that allow us to take full advantage of new developments in consumer and technological trends.

     The media, entertainment and communications industries are currently undergoing tremendous changes due in part to the growth of new distribution technologies, led by the Internet and the implementation of digital compression. The growth in distribution technologies has, in turn, created strong demand for an ever increasing array of multimedia products and services. We are working with our subsidiaries and business affiliates to extend their established brands, quality content and networks across multiple distribution platforms to keep them at the forefront of these ongoing changes.

     The following table lists our principal subsidiaries and business affiliates and our direct equity interests or indirect attributed equity interests, based on ownership of capital stock. Our direct or attributed equity interest in a particular company does not necessarily represent our voting interest in that company. Our indirect attributed interest is determined by multiplying our ownership interest in the holder of an equity interest by that equity holder's ownership interest in the listed subsidiary or business affiliate. The ownership percentages are approximate, calculated as of May 15, 2001, and, in the case of convertible securities we hold, assume conversion to common stock by us and, to the extent known by us, other holders. In some cases our interest is subject to buy/sell procedures, rights of first refusal or other obligations.

                                                           ATTRIBUTED
SUBSIDIARY/BUSINESS AFFILIATE                              OWNERSHIP %
-----------------------------                              -----------
Starz Encore Group LLC...................................     100%
Liberty Digital, Inc. ...................................      92%
Discovery Communications, Inc. ..........................      49%
QVC Inc. ................................................      42%
Telewest Communications plc..............................      25%
Sprint PCS Group.........................................      21%
USA Networks, Inc. ......................................      21%
The News Corporation Limited.............................      18%
AOL Time Warner Inc. ....................................       4%
Gemstar-TV Guide International, Inc......................       4%
Motorola Inc. ...........................................       4%

     Our principal executive offices are located at 9197 South Peoria Street, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400.

BUSINESS STRATEGY

     Our business strategy is to maximize our value by (1) working with the management teams of our existing subsidiaries and business affiliates to grow their established businesses and create new businesses; (2) identifying and executing strategic transactions that improve the value or optimize the efficiency of our assets; and (3) managing our capital structure to maintain liquidity, reduce risk and preserve a prudent debt structure. Key elements of our business strategy include the following:

     - Promoting the internal growth of our subsidiaries and business affiliates;

     - Maintaining significant involvement in governance;

     - Participating with experienced management and strategic partners; and

     - Executing strategic transactions that optimize the efficiency of our assets; and

     - Participating in financial transactions to optimize our financial structure.

SPLIT OFF FROM AT&T CORP.

     We have been a subsidiary of AT&T Corp. since March 9, 1999. On that date, AT&T acquired by merger our parent company, the former Tele-Communications, Inc., which has since been converted into a limited liability company and renamed AT&T Broadband, LLC. As part of that merger, AT&T issued AT&T common stock (NYSE: T) and Class A and Class B Liberty Media Group common stock (NYSE:
LMG.A and LMG.B). AT&T's Liberty Media Group common stock is a tracking stock designed to reflect the economic performance of the businesses and assets of AT&T attributed to the "Liberty Media Group." We are included in the Liberty Media Group, and our businesses and assets and those of our subsidiaries constitute all of the businesses and assets of the Liberty Media Group.

     We have had a substantial degree of managerial autonomy from AT&T as a result of our corporate governance arrangement with AT&T. Our board of directors is controlled by persons designated by TCI prior to its acquisition by AT&T, and our management consists of individuals who managed the businesses of Liberty prior to the AT&T merger. We have entered into agreements with AT&T which provide us with a level of financial and operational separation from AT&T, define our rights and obligations as a member of AT&T's consolidated tax group, enable us to finance our operations separately from those of AT&T and provide us with certain programming rights with respect to AT&T's cable systems.

     On October 25, 2000, AT&T announced a restructuring of its businesses. In this restructuring, we will be split off from AT&T, and we will become an independent, publicly traded company. The split off is scheduled to occur at 9:00 a.m., New York City time, on August 10, 2001. In the split off, our common stock will be recapitalized, and each outstanding share of AT&T Class A Liberty Media Group tracking stock will be redeemed for one share of our new Series A common stock, and each outstanding share of AT&T Class B Liberty Media Group tracking stock will be redeemed for one share of our new Series B common stock. Although we anticipate that the split off will occur as scheduled, the split off is subject to certain conditions and we cannot assure you that it will be consummated as currently contemplated or at all.

TERMS OF THE DEBENTURES

     On January 11, 2001 and January 17, 2001, we completed the private placement of $600,000,000 aggregate principal amount of our 3 1/2% Senior Exchangeable Debentures due 2031. On January 11, 2001, we entered into a registration rights agreement with the initial purchaser, in which we agreed to file for the benefit of the holders of the debentures a shelf registration statement covering public resales of the debentures. This prospectus is part of that shelf registration statement, and the debentures being offered hereby are those initially sold by us in the private placement.

     Set forth below is a summary description of the terms of the debentures being offered hereby. We refer you to "Description of the Debentures," beginning on page 20, for a more complete description of the debentures.

Issuer..............................     Liberty Media Corporation

Debentures offered..................     $600,000,000 aggregate original
                                         principal amount of 3 1/2% Senior
                                         Exchangeable Debentures due 2031. The
                                         debentures are being offered by the
                                         selling security holders.

Ranking.............................     The debentures are our unsecured senior
                                         obligations and rank equally with all
                                         of our existing and future unsecured
                                         and unsubordinated obligations. As of
                                         March 31, 2001, we had approximately
                                         $4.0 billion of unsecured and
                                         unsubordinated indebtedness, all of
                                         which ranked equally with the
                                         debentures. The debentures will be
                                         effectively subordinated to all of our
                                         secured indebtedness to the extent of
                                         the value of the assets securing that
                                         indebtedness, and will be effectively
                                         subordinated to all liabilities of our
                                         consolidated subsidiaries. As of March
                                         31, 2001, we had approximately $315
                                         million of secured indebtedness and our
                                         consolidated subsidiaries had
                                         outstanding approximately $15.0 billion
                                         of liabilities, all of which
                                         effectively ranks senior to the
                                         debentures.

Denominations; Principal Amount.....     The minimum denomination is $1,000
                                         original principal amount, which we
                                         refer to as a debenture, and debentures
                                         may be transferred in integral
                                         multiples of $1,000 original principal
                                         amount. The principal amount of the
                                         debentures is subject to adjustment as
                                         described in this prospectus. Because
                                         the principal amount is subject to
                                         change, we refer to the principal
                                         amount, at any time of determination,
                                         as the adjusted principal amount.

Exchangeability.....................     At your option, each debenture can be
                                         exchanged for the exchange market
                                         value, calculated in the manner
                                         described in this prospectus, of the
                                         reference shares attributable to that
                                         debenture. At the date of this
                                         prospectus, the reference shares
                                         consist of 36.8189 shares of Motorola
                                         Inc. common stock per debenture;
                                         however, the composition of the
                                         reference shares is subject to change
                                         as described in this prospectus.

                                         We may pay the exchange market value of
                                         each debenture that you present for
                                         exchange, at our election, as follows:

                                         - in cash;

                                         - by delivering the reference shares
                                           attributable to the debenture; or

                                         - in a combination of cash and
                                           reference shares.

Motorola and its Relationship to the
Debentures..........................     According to publicly available
                                         information, Motorola is a global
                                         leader in providing integrated
                                         communications solutions and embedded
                                         electronic solutions. Neither Motorola
                                         nor any other reference company will
                                         have any obligations whatsoever under
                                         the debentures. This prospectus relates
                                         solely to the debentures and does not
                                         relate to any offering of the Motorola
                                         stock or any other securities of
                                         Motorola or any successor reference
                                         company.

Maturity............................     The debentures have a stated maturity
                                         of January 15, 2031.

Interest............................     We will pay you interest at the rate of
                                         3 1/2% per annum on the original
                                         principal amount of the debentures.
                                         Interest will be paid semi-annually on
                                         each January 15 and July 15, beginning
                                         on July 15, 2001. The interest rate on
                                         the debentures is subject to increase
                                         (by up to an additional 1.00%) in the
                                         event this prospectus becomes unusable
                                         for more than 30 days in any
                                         twelve-month period.

Additional Distributions............     We will distribute, as an additional
                                         distribution on each debenture, (i)
                                         regular cash dividends on the reference
                                         shares in excess of the regular
                                         quarterly cash dividend of $0.04 per
                                         share currently being paid on the
                                         Motorola stock, and (ii) cash or
                                         securities (other than publicly traded
                                         common equity securities) that
                                         correspond to any other dividends,
                                         distributions or other payments made in
                                         respect of the reference shares. If any
                                         common equity securities are
                                         distributed in respect of the reference
                                         shares, those securities will
                                         themselves become reference shares.

                                         Any additional distribution that we pay
                                         as a result of a regular cash dividend
                                         on the reference shares in excess of
                                         the $0.04 per share quarterly cash
                                         dividend currently being paid by
                                         Motorola, which we refer to as an
                                         excess regular cash dividend amount,
                                         will be distributed to you with the
                                         next semi-annual interest payment on
                                         the debentures. All other additional
                                         distributions will be paid or made
                                         within 20 business days after the
                                         payment or delivery of the related
                                         dividends or distributions on the
                                         reference shares.

Adjusted Principal Amount...........     The adjusted principal amount of the
                                         debentures will not be reduced by any
                                         excess regular cash dividend amount
                                         that we distribute to holders of the
                                         debentures.

                                         The original principal amount of the
                                         debentures will be reduced by the
                                         amount of all additional distributions
                                         that we make to holders of the
                                         debentures that are attributable to
                                         extraordinary distributions on or in
                                         respect of the reference shares. The
                                         adjusted principal amount will also be
                                         reduced on subsequent interest payment
                                         dates to the extent necessary so that
                                         the annualized yield on the debentures
                                         paid by us does not exceed 3 1/2% per
                                         annum. In no event will the adjusted
                                         principal amount ever be less then
                                         zero. Reductions to the adjusted
                                         principal amount will not affect the
                                         amount of the semi-annual interest
                                         payment received by a holder of
                                         debentures, which is based on the
                                         original principal amount.

Optional Redemption.................     We may redeem the debentures, in whole
                                         or in part, at any time on or after
                                         January 15, 2006, at the redemption
                                         prices described herein. If we make a
                                         partial redemption, debentures with an
                                         aggregate principal amount of at least
                                         $100 million must remain outstanding.

Covenants...........................     The indenture governing the debentures
                                         contains covenants with respect to:

                                         - limitations on liens;

                                         - limitations on sale and leaseback;
                                           and

                                         - limitations on certain merger,
                                           consolidation and similar
                                           transactions. These covenants are
                                           subject to a number of important
                                           qualifications and exceptions. See
                                           "Description of the
                                           Debentures -- Certain Covenants."

Use of Proceeds.....................     We will not receive any of the proceeds
                                         from the secondary sale by the selling
                                         security holders of debentures. This
                                         prospectus fulfills an obligation of
                                         ours under a registration rights
                                         agreement that we entered into with the
                                         initial purchaser of the debentures.

Book-entry only.....................     The debentures have been issued in
                                         book-entry form and are represented by
                                         global debentures deposited with The
                                         Bank of New York on behalf of The
                                         Depository Trust Company. Except to the
                                         extent described herein, interests in
                                         the global debentures will be shown on,
                                         and transfers will be effected only
                                         through, records maintained by DTC and
                                         its participants.

RISK FACTORS

     An investment in the debentures involves risks. See "Risk Factors" beginning on the next page for a discussion of factors you should carefully consider before deciding to purchase any debentures.

                                  RISK FACTORS

     An investment in the debentures involves risk. You should carefully consider the following factors, as well as the other information included in this prospectus and in the documents we have incorporated by reference before deciding to purchase the debentures. Any of the following risks could have a material adverse effect on the value of the debentures.

FACTORS RELATING TO THE DEBENTURES

     The return to investors on the debentures depends on the value of the Motorola stock. The terms of the debentures differ from those of ordinary debt securities because:

     - the effective yield on the debentures may change depending upon the dividend policy of Motorola or any other reference company;

     - the debentures are exchangeable by the holder for (1) cash in an amount based on the then exchange market value of the reference shares, (2) the reference shares themselves or (3) a combination of cash and reference shares, at the election of Liberty; and

     - the principal amount of the debentures will be reduced by the amount of an additional distribution that is made by Liberty following any extraordinary distribution being made on or in respect of the reference shares.

     Accordingly, the return that a holder of the debentures will realize may be less than that of an ordinary fixed income debt security that may be issued by us.

     We do not have any control over the dividend policy of Motorola. As of the date of this prospectus, Motorola's stated dividend policy is to pay a quarterly cash dividend of $0.04 per share on the Motorola stock. You will not receive an additional distribution for regular quarterly cash dividends with respect to the reference shares, except to the extent those dividends exceed Motorola's current cash dividend. We cannot assure you that Motorola will increase its quarterly dividend or that it will not reduce its quarterly dividend.

     It is not possible to predict whether the price of the Motorola stock will rise or fall. Trading prices of the Motorola stock will be influenced by Motorola's operating results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the New York Stock Exchange and the market segments of which Motorola is a part.

     Motorola has no obligations with respect to the debentures. Motorola is not involved in the offering of the debentures, and neither Motorola nor any other reference company will have any obligations with respect to the debentures, including any obligation to take our interests or your interests into consideration for any reason or under any circumstance. Holders of the debentures will not be entitled to any rights with respect to the Motorola stock or any other reference shares other than indirectly pursuant to the express terms of the debentures or at such time, if any, that the debentures are tendered for exchange and we elect to deliver reference shares in connection therewith.

     The number of reference shares attributable to the debentures will not adjust for some dilutive transactions involving the reference shares. If specific dilutive or anti-dilutive events occur with respect to the reference shares, the number and type of reference shares that will be used to calculate the amount of cash or reference shares you will receive upon exchange, maturity or redemption of a debenture will be adjusted to reflect such events. These adjustments will not take into account various other events, such as offerings of reference shares by a reference company for cash or business acquisitions by a reference company with the reference shares, that may adversely affect the price of the reference shares and may adversely affect the trading price and market value of the debentures. We cannot assure you that a reference company will not make offerings of the reference shares or other equity securities or enter into such business acquisitions in the future.

     Purchasing the debentures involves potential adverse tax consequences. Before purchasing the debentures, you should recognize that the amount of interest income required to be included in income by you for each year will be in excess of the semi-annual interest payments you actually receive. Any gain recognized by you on the sale or exchange of the debentures will be ordinary income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See "Certain United States Federal Income Tax Considerations."

     The debentures are a recent issue of securities for which there is currently no active trading market. The debentures are a recent issue of securities with no active trading market. If a trading market does not develop or is not maintained, holders of the debentures may experience difficulty in reselling the debentures or may be unable to sell them at all. We cannot assure you that an active public market or other market for the debentures will develop or be maintained. If a market for the debentures develops, it may be discontinued at any time.

     The liquidity of any market for the debentures will depend upon the number of holders of the debentures, our operating performance, the operating performance of Motorola or any other reference company, the interest of securities dealers in making a market in the debentures and other factors. A liquid trading market may not develop for the debentures. Furthermore, the market price for the debentures may be subject to substantial fluctuations. Factors such as the following may have a significant effect on the market price of the debentures:

     - the market price of the Motorola stock or any other reference shares;

     - hedging or arbitrage trading activity that may develop involving the debentures and the Motorola stock or any other reference shares;

     - actual or anticipated fluctuations in our operating results;

     - our perceived business prospects;

     - general economic conditions, including prevailing interest rates; and

     - the market for similar securities.

FACTORS RELATING TO LIBERTY

     Our holding company structure could restrict access to funds of our subsidiaries that may be needed to service the debentures. Creditors of our subsidiaries have a claim on their assets that is senior to that of holders of the debentures. Liberty is a holding company with no significant assets other than its equity interests in its subsidiaries and cash, cash equivalents and marketable securities. Liberty is the only company obligated to make payments under the debentures. Our subsidiaries are separate and distinct legal entities and they have no obligation, contingent or otherwise, to pay any amounts due under the debentures or to make any funds available for any of those payments. In addition, neither AT&T nor any of its subsidiaries other than Liberty have any obligation to make payments under the debentures or to make any funds available for those payments.

     All of the liabilities of our subsidiaries effectively rank senior to the debentures. A substantial portion of the consolidated liabilities of Liberty consists of liabilities incurred by its subsidiaries. Moreover, the indenture governing the debentures does not limit the amount of indebtedness that may be incurred by Liberty's subsidiaries in the future. The rights of Liberty and of its creditors, including holders of the debentures, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent Liberty may itself be a creditor with recognized claims against the subsidiary. Where Liberty is itself a creditor of a subsidiary, its claims will still be subject to the prior claims of any secured creditor of that subsidiary and to the claims of any holder of indebtedness that is senior to the claim held by Liberty. As of March 31, 2001, the aggregate amount of the total liabilities of our consolidated subsidiaries was approximately $15.0 billion, of which approximately $10.9 billion was deferred income taxes.

     We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations. Our ability to meet our debt service requirements, including those with respect to the debentures, is dependent upon our ability to access cash. Liberty's sources of cash include its available cash balances, net cash from the operating activities of its subsidiaries, dividends and interest from its investments, availability under credit facilities and proceeds from asset sales. Although at March 31, 2001, Liberty had cash and cash equivalents of approximately $2,089 million and short-term investments of approximately $444 million, there is no requirement in the indenture governing the debentures that any of Liberty's cash or cash equivalents or proceeds from the sale of any of its marketable securities be reserved for the payment of Liberty's obligations under the debentures. We cannot assure you that Liberty will maintain significant amounts of cash, cash equivalents or marketable securities in the future.

     Liberty obtained from its subsidiaries net cash of $7.5 million in the first three months of 2001, $5 million in calendar year 2000 and $6 million in calendar year 1999. The ability of Liberty's operating subsidiaries to pay dividends or to make other payments or advances to Liberty depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject. Some of our subsidiaries are subject to loan agreements that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders and partners.

     Liberty generally does not receive cash, in the form of dividends, loans, advances or otherwise, from its business affiliates (those companies in which Liberty has less than a majority interest). In this regard, we do not have voting control over most of our business affiliates and cannot cause those companies to pay dividends or make other payments or advances to their partners or shareholders (including us).

     AT&T has no obligation to provide financing for our operations and we do not expect AT&T to provide us with any financing during the term of the debentures. In addition, AT&T does not guarantee any of our indebtedness, and it will have no obligations to the holders of the debentures in the event of a payment default or other default by Liberty. Moreover, AT&T has publicly announced the pending split off of Liberty. Please see "Prospectus
Summary -- Split Off from AT&T Corp." for information regarding the split off.

     We may secure future indebtedness of Liberty with the capital stock of our subsidiaries or other securities, in which case that indebtedness will effectively rank senior to the debentures. The indenture does not restrict the ability of Liberty to pledge shares of capital stock or other securities that it owns to secure indebtedness. To the extent Liberty pledges shares of capital stock or other securities to secure indebtedness, the indebtedness so secured will effectively rank senior to the debentures to the extent of the value of the shares or other securities pledged. The indenture also does not restrict the ability of Liberty's subsidiaries to pledge shares of capital stock or other assets that they own to secure indebtedness.

     We have entered into bank credit agreements that contain restrictions on how we finance our operations and operate our business, which could impede our ability to engage in transactions that would be beneficial for us. Liberty and its subsidiaries are subject to significant financial and operating restrictions contained in outstanding credit facilities. These restrictions will affect, and in some cases significantly limit or prohibit, among other things, our ability or the ability of our subsidiaries to:

     - borrow more funds;

     - pay dividends or make other distributions;

     - make investments;

     - engage in transactions with affiliates; or

     - create liens.

     The restrictions contained in these credit agreements could have the following adverse effects on us, among others:

     - we could be unable to obtain additional capital in the future to

        - fund capital expenditures or acquisitions that could improve the value of Liberty;

        - permit us to meet our loan and capital commitments to our business affiliates or allow us to help fund their operating losses or future development; or

        - allow us to conduct necessary corporate activities;

     - we could be unable to access the net cash of our subsidiaries to help meet our own financial obligations;

     - we could be unable to invest in companies in which we would otherwise invest; and

     - we could be unable to obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize our assets.

     In addition, some of the credit agreements to which our subsidiaries are a party require them to maintain financial ratios, including ratios of total debt to operating cash flow and operating cash flow to interest expense. If Liberty or its subsidiaries fail to comply with the covenant restrictions contained in their credit agreements, that could result in a default which accelerates the maturity of the indebtedness borrowed pursuant to those agreements. Such a default could also result in indebtedness under other credit agreements and the debentures becoming due and payable due to the existence of cross-default or cross-acceleration provisions of our credit agreements and in the indenture governing the debentures.

     We have agreements with AT&T that restrict our ability to incur debt and impede our ability to use AT&T Liberty Media Group tracking stock to effect acquisitions or engage in other transactions. Liberty has entered into an Inter-Group Agreement with AT&T that restricts the amount of indebtedness that Liberty may incur as a member of the Liberty Media Group. Under the Inter-Group Agreement, no subsidiary of AT&T that is attributed to the Liberty Media Group may incur any debt, other than the refinancing of debt without any increase in amount, that would cause the total indebtedness of all the subsidiaries of AT&T that are attributed to the Liberty Media Group at any time to be in excess of 25% of the total market capitalization of the Class A and Class B Liberty Media Group tracking stock, unless the excess would not adversely affect the credit rating of AT&T. To the extent we are unable to incur additional debt due to this restriction, the effects set forth in the preceding risk factor arising out of restrictions on our ability to borrow funds will be exacerbated. The AT&T Liberty Media Group tracking stock is a common stock of AT&T, and we cannot use that stock to effect acquisitions or for any other purpose without the prior approval of the AT&T board of directors or of a three person capital stock committee of the AT&T board of directors. Only one member of that committee, Dr. John C. Malone, is also a director of Liberty. All of Liberty's common stock is currently owned by a subsidiary of AT&T.

     Notwithstanding the foregoing, AT&T has publicly announced the pending split off of Liberty, pursuant to which Liberty will cease to be a member of the Liberty Media Group and will become an independent, publicly traded company. The split off is, however, subject to certain conditions, and we cannot assure you that the split off will occur as currently contemplated or at all.

     We may make significant capital contributions and loans to our subsidiaries and business affiliates to cover operating losses and fund development and growth, which could limit the amount of cash available to pay Liberty's own financial obligations. The development of video programming, communications, technology and Internet businesses involves substantial costs and capital expenditures. As a result, many of our business affiliates have incurred operating and net losses to date and are expected to continue to incur significant losses for the foreseeable future. Our results of operations include ours and our consolidated subsidiaries' share of the net losses of their affiliates. The share of net losses amounted to $1,302 million for the first three months of 2001, $3,485 million for the calendar year 2000 and $970 million for calendar year 1999.

     We may make significant capital contributions and loans to our existing and future subsidiaries and business affiliates to help cover their operating losses and fund the development and growth of their respective businesses and assets. We have assisted, and may in the future assist, our subsidiaries and business affiliates in their financing activities by guaranteeing bank and other financial obligations. At March 31, 2001, we had guaranteed various loans, notes payable, letters of credit and other obligations of certain of our subsidiaries and business affiliates totaling $1,681 million.

     To the extent Liberty makes loans and capital contributions to its subsidiaries and business affiliates or Liberty is required to expend cash due to a default by a subsidiary or business affiliate of any obligation guaranteed by Liberty, there will be that much less cash available to Liberty with which to pay its own financial obligations, including the debentures.

     If we fail to meet required capital calls to a subsidiary or business affiliate, we could be forced to sell our interest in that company, our interest in that company could be diluted or we could forfeit important rights. We are parties to shareholder and partnership agreements that provide for possible capital calls on shareholders and partners. Our failure to meet a capital call, or other commitment to provide capital or loans to a particular company, may have adverse consequences to us. These consequences may include, among others, the dilution of our equity interest in that company, the forfeiture of our right to vote or exercise other rights, the right of the other shareholders or partners to force us to sell our interest at less than fair value, the forced dissolution of the company to which we have made the commitment or, in some instances, a breach of contract action for damages against us. Our ability to meet capital calls or other capital or loan commitments is subject to our ability to access cash. See "-- We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations" above.

     The liquidity and value of our interests in our business affiliates may be adversely affected by shareholder agreements and similar agreements to which we are a party. A significant portion of the equity securities we own is held pursuant to shareholder agreements, partnership agreements and other instruments and agreements that contain provisions that affect the liquidity, and therefore the realizable value, of those securities. Most of these agreements subject the transfer of the stock, partnership or other interests constituting the equity security to consent rights or rights of first refusal of the other shareholders or partners. In certain cases, a change in control of Liberty or of the subsidiary holding our equity interest will give rise to rights or remedies exercisable by other shareholders or partners, such as a right to initiate or require the initiation of buy/sell procedures. Our proposed split off from AT&T will not be deemed a change of control event for these purposes. Some of our subsidiaries and business affiliates are parties to loan agreements that restrict changes in ownership of the borrower without the consent of the lenders. All of these provisions will restrict our ability to sell those equity securities and may adversely affect the price at which those securities may be sold. For example, in the event buy/sell procedures are initiated at a time when we are not in a financial position to buy the initiating party's interest, we could be forced to sell our interest at a price based on the value established by the initiating party, and that price might be significantly less than what we might otherwise obtain.

     We do not have the right to manage our business affiliates, which means we cannot cause those affiliates to operate in a manner that is favorable to Liberty. We do not have the right to manage the businesses or affairs of any of our business affiliates in which we have less than a majority voting interest. Rather, our rights, at most, may take the form of representation on the board of directors or a partners' or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of our veto rights varies from agreement to agreement. Although our board representation and veto rights may enable us to prevent the sale by a business affiliate in which we own less than a majority voting interest of assets or prevent it from paying dividends or making distributions to its stockholders or partners, they do not enable us to cause these actions to be taken.

     Our business is subject to risks of adverse government regulation. Programming services, cable television systems, satellite carriers, television stations and internet companies are subject to varying degrees of regulation in the United States by the Federal Communications Commission and other entities. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. In addition, substantially every foreign country in which Liberty has, or may in the future make, an investment regulates, in varying degrees, the distribution and content of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite, telephony and Internet services. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that our business will not be adversely affected by future legislation, new regulation or deregulation.

     We are subject to the risk of possibly becoming an investment company. Because Liberty is a holding company and a significant portion of its assets consists of investments in companies in which Liberty owns less than a 50% interest, Liberty runs the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner Liberty operates its business, nor are registered investment companies permitted to have many of the relationships that Liberty has with its affiliated companies.

     To avoid regulation under the Investment Company Act, Liberty monitors the value of its investments and structures transactions with an eye toward the Investment Company Act. As a result, Liberty may structure transactions in a less advantageous manner than if Liberty did not have Investment Company Act concerns, or Liberty may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond Liberty's control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, could result in us becoming an inadvertent investment company. If we were to become an inadvertent investment company, we would have one year to divest of a sufficient amount of investment securities and/or acquire other assets sufficient to cause us to no longer be an investment company.

     If it were established that Liberty is an unregistered investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

     We are dependent on a limited number of potential customers for carriage of our programming services. The cable television and direct-to-home satellite industries are currently undergoing a period of consolidation. As a result, the number of potential buyers of our programming services and those of our business affiliates is decreasing. AT&T's cable television subsidiaries and affiliates, which as a group comprise one of the two largest operators of cable television systems in the United States, are collectively the largest single customer of Liberty's programming companies. With respect to some of our programming services and those of our business affiliates, this is the case by a significant margin. The existing agreements between AT&T's cable television subsidiaries and affiliates and the program suppliers owned or affiliated with Liberty were entered into prior to the AT&T merger. There can be no assurance that our owned and affiliated program suppliers will be able to negotiate renewal agreements with AT&T's cable television subsidiaries and affiliates. Although AT&T has agreed to extend any existing affiliation agreement of Liberty and its affiliates that expires on or before March 9, 2004 to a date not before March 9, 2009, that agreement is conditioned on mutual most favored nation terms being offered and the arrangements being consistent with industry practice.

     This prospectus contains forward looking statements concerning future events that are subject to risks, uncertainties and assumptions. Certain statements made in this prospectus under the captions entitled "Prospectus Summary," and "Risk Factors," and elsewhere in this prospectus are forward-looking statements. These forward-looking statements are based on our current expectations and projections about future events. When used in this prospectus, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries and business affiliates, including, among other things, the following:

     - general economic and business conditions and industry trends;

     - the continued strength of the industries in which we are involved;

     - uncertainties inherent in our proposed business strategies;

     - our future financial performance, including availability, terms and deployment of capital;

     - availability of qualified personnel;

     - changes in, or our failure or inability to comply with, government regulations and adverse outcomes from regulatory proceedings;

     - changes in the nature of key strategic relationships with partners and business affiliates;

     - uncertainties inherent in the change over the year 2001;

     - rapid technological changes;

     - our inability to obtain regulatory or other necessary approvals of any strategic transactions; and

     - social political and economic situations in foreign countries where we do business.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. In light of these risks, uncertainties and other assumptions, the forward-looking events discussed in this prospectus might not occur.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the debentures by the selling security holders. We have filed, and have caused to become effective, the registration statement of which this prospectus is a part solely to satisfy our obligation to register the debentures pursuant to the terms of a registration rights agreement with the initial purchaser of the debentures.

                                 MOTOROLA INC.

     We refer to Motorola's common stock, par value $3.00 per share, as Motorola stock. In describing the debentures, the Motorola stock will initially comprise the reference shares. As of the date of this prospectus, 36.8189 reference shares are attributable to each debenture. The reference shares will also include any other publicly traded common equity securities that may be distributed on or in respect of the Motorola stock, or on or with respect to any publicly traded common equity security into which any of those securities may be converted or exchanged. In describing the debentures, we refer to Motorola and any other company which may in the future become an issuer of reference shares as the reference company.

     According to publicly available documents, Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

     - Software-enhanced wireless telephone, two-way radio and messaging products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers.

     - End-to-end systems for the delivery of interactive digital video, voice and high-speed data solutions for broadband operations.

     - Embedded semiconductor solutions for customers in networking and computing, transportation, wireless communications and digital consumer/home networking markets.

     - Embedded electronic systems for automotive, industrial, transportation, navigation, communications and energy systems markets.

     Motorola is required to file reports and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC offices specified under "Where to Find More Information" below.

     This prospectus relates only to the debentures and does not relate to the Motorola stock or other securities of Motorola. Motorola has no obligations whatsoever under the debentures. All disclosures contained in this prospectus regarding Motorola are derived from the publicly available documents referred to in the preceding paragraph. We have not participated in the preparation of Motorola's documents nor made any due diligence inquiry with respect to the information provided in those documents. The initial purchaser has not made any due diligence inquiry with respect to the information provided in Motorola's documents in connection with the offering of the debentures. Neither we nor the initial purchaser represent that Motorola's publicly available documents or any other publicly available information regarding Motorola are accurate or complete. Neither we nor the initial purchaser can provide you with any assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph that would affect the trading price of the Motorola stock, and therefore the issue price of the debentures, have been publicly disclosed. Subsequent disclosure of any such event or the disclosure of or failure to disclose material future events concerning Motorola could affect the trading price of the debentures.

     We, our affiliates and the initial purchaser do not make any representation to you as to the performance of Motorola, the Motorola stock or any other securities of Motorola.

             PRICE RANGE AND DIVIDEND HISTORY OF THE MOTOROLA STOCK

     The Motorola stock is listed and traded on the NYSE under the symbol "MOT."

     The following table sets forth, for the calendar quarters indicated, the range of high and low sale prices of the Motorola stock as reported on the NYSE Composite Tape during the last two years. On June 1, 2000, Motorola effected a 3-for-1 common stock split in the form of a 200% dividend. The prices listed in the table below have been adjusted to give effect to the stock split as if it had occurred on January 1, 1999.

                                                              MOTOROLA STOCK
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
1999:
  First quarter.............................................  25.79    20.85
  Second quarter............................................  33.04    24.58
  Third quarter.............................................  33.83    27.33
  Fourth quarter............................................  49.83    28.33
2000:
  First quarter.............................................  61.54    39.67
  Second quarter............................................  52.64    28.88
  Third quarter.............................................  39.75    27.25
  Fourth quarter............................................  29.81    15.81
2001:
  First quarter.............................................  24.69    14.00
  Second quarter............................................  16.90    10.50
                                                              -----    -----
  Third quarter (through July 5)............................  17.04    15.84
                                                              -----    -----

     During the last two years, Motorola has paid a quarterly cash dividend of $0.04 per share ($0.12 per share prior to the 3-for-1 common stock split effected by Motorola on June 1, 2000).

     The last reported sale price on the NYSE of one share of Motorola stock on July 5, 2001 was $16.01.

                            SELLING SECURITY HOLDERS

     We issued and sold the debentures in a private placement that was exempt from the registration requirements of the Securities Act. We understand that the initial purchaser of the debentures subsequently resold the debentures in compliance with Rule 144A and Regulation S. Prior to the date of this prospectus, the debentures were transferable in accordance with Rule 144A and Regulation S and were eligible for trading in Nasdaq's Private Offerings, Resales and Trading Through Automated Linkages (PORTAL) market. The selling security holders listed below (including their transferees, pledgees, donees or successors) may offer and sell pursuant to this prospectus any or all of the debentures owned by them from time to time.

     In accordance with the terms of a registration rights agreement that we entered into with the initial purchaser of the debentures, we have made this prospectus available to the selling security holders so that they may publicly resell their debentures.

     The following table sets forth information with respect to each selling security holder and the principal amount of debentures owned by it. The entire principal amount of the debentures owned by each of the selling security holders named in the table may be sold pursuant to this prospectus. Because each selling security holder may sell all or some of its debentures from time to time under this prospectus, no estimate can be given at this time as to the principal amount of debentures that will be held by a particular selling security holder following any sale of debentures by it. In addition, some of the selling security holders named in the table may have sold, transferred, loaned or otherwise disposed of all or a portion of their debentures since the date they last advised us of their holdings. Hence, the total principal amount of debentures included in the following table does not equal the maximum aggregate principal amount of debentures to which this prospectus relates. Changes in the information concerning the selling security holders will be set forth in supplements to this prospectus, when and if necessary.

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                              DEBENTURES     PERCENTAGE OF
                                                              THAT MAY BE     OUTSTANDING
NAME                                                           SOLD ($)       DEBENTURES
----                                                          -----------    -------------
Alexandra Global Investment Fund 1, Ltd.....................   3,000,000            *
Allstate Insurance Company..................................   3,000,000            *
Allstate Life Insurance Company.............................   5,100,000            *
Alta Partners Holdings, LDC.................................   4,700,000            *
American Country Insurance Company..........................     700,000            *
American Fidelity Assurance Company.........................     125,000            *
American Public Entity Excess Pool..........................      60,000            *
American Skandia Trust......................................     250,000            *
Amerisure Companies/Michigan Mutual Insurance Company.......     300,000            *
Ameritas Life Insurance Company.............................     600,000            *
AMWEST Surety Insurance Company.............................     550,000            *
ARBCO Associates, L.P. .....................................   2,500,000            *
Associated Electric & Gas Insurance Services Limited........   1,000,000            *
Aventis Pension Master Trust................................     300,000            *
Baltimore Life Insurance Company............................     360,000            *
BankAmerica Pension Plan....................................   2,500,000            *
Bank Austria Cayman Island Ltd. ............................   9,800,000          1.6%
Bankers Life Insurance Company of New York..................      50,000            *
B.C. McCabe Foundation......................................     300,000            *
BCS Life Insurance Company..................................     550,000            *
Blue Cross Blue Shield of Florida...........................   1,300,000            *
Boilermaker -- Blacksmith Pension Fund......................   2,150,000            *
BP Amoco PLC, Master Trust..................................   2,000,000            *

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                              DEBENTURES     PERCENTAGE OF
                                                              THAT MAY BE     OUTSTANDING
NAME                                                           SOLD ($)       DEBENTURES
----                                                          -----------    -------------
BS Debt Income Fund -- Class A..............................      15,000            *
Buckeye State Mutual Insurance Company......................      25,000            *
CALAMOS Convertible Portfolio -- CALAMOS Advisors Trust.....     180,000            *
Canal Insurance Company.....................................     250,000            *
CapitalCare, Inc. ..........................................      35,000            *
CareFirst of Maryland, Inc. ................................     325,000            *
Catholic Mutual Relief Society of America...................     900,000            *
Catholic Relief Insurance Company of America................     750,000            *
Celina Mutual Insurance Company.............................      10,000            *
Central States Health & Life Company of Omaha...............     200,000            *
CGU Life Insurance Co. of America...........................   2,000,000            *
Chicago Mutual Insurance Company............................     100,000            *
City of Albany Pension Plan.................................     190,000            *
City of Birmingham Retirement & Relief System...............     750,000            *
City of Knoxville Pension System............................     450,000            *
Clarica Life Insurance Co. -- U.S. .........................     300,000            *
Coastal Convertibles Ltd. ..................................     500,000            *
The Cockrell Foundation.....................................     150,000            *
Colonial Lloyd Insurance Company............................      20,000            *
Commonwealth Dealers -- CDLIC...............................     120,000            *
Condor Insurance Company....................................     185,000            *
Convertible Securities Fund.................................     245,000            *
Credit Suisse Anlagestiftung................................   1,000,000            *
Credit Suisse First Boston Corporation......................   3,000,000            *
Cumberland Insurance Company................................     160,000            *
Cumberland Mutual Fire Insurance Company....................     600,000            *
Custodial Agreement Between VESTA Capital INS. SYND. A
  Member of INEX INS. Exchange, IASA as 3rd Party
  Beneficiary and American National Bank & Trust Co. of
  Chicago as Trustee........................................     700,000            *
Dakota Truck Underwriters...................................      40,000            *
Davis Convertible Securities Fund...........................   1,500,000            *
Michael P. DeBlasio & Kathleen E. DeBlasio..................     200,000            *
Deeprock & Co. .............................................   1,500,000            *
Delta Airlines Master Trust.................................   3,950,000            *
Delta Pilots Disability and Survivorship Trust..............     150,000            *
Dorinco Reinsurance Company.................................   1,000,000            *
The Dow Chemical Company Employees' Retirement Plan.........   4,300,000            *
Duckbill & Co. .............................................   1,000,000            *
Dylan (IMA) Limited.........................................   3,000,000            *
Educators Mutual Life Insurance Company.....................     210,000            *
Equity & Convertibles Fund..................................   1,925,000            *
Farmers Mutual Protective Association.......................     170,000            *
Federated Rural Electric Insurance Exchange.................     500,000            *
FIST Franklin Convertible Securites Fund....................   5,000,000            *
FIST Franklin Equity Income Fund............................   4,800,000            *
Founders Insurance Company..................................      20,000            *

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                              DEBENTURES     PERCENTAGE OF
                                                              THAT MAY BE     OUTSTANDING
NAME                                                           SOLD ($)       DEBENTURES
----                                                          -----------    -------------
Franklin Custodian Funds -- Growth and Income Fund..........  13,000,000          2.1%
Franklin Templeton Variable Insurance Product
  Trust -- Growth and Income Securities.....................   8,300,000          1.3%
FreeState Health Plan, Inc..................................      90,000            *
FSS Franklin Strategic Income Fund..........................   2,500,000            *
FTVIPT Franklin Strategic Income Securities Fund............     100,000            *
Fuji U.S. Income Open.......................................   1,000,000            *
General Motors Welfare Benefit Trust (VEBA).................   1,000,000            *
GLG Market Neutral Fund.....................................  30,000,000            5%
GM Employees Global Grp Pen Tr (Abs Return Portfolio).......   2,000,000            *
Granville Capital Corporation...............................   6,207,000            1%
Greek Catholic Union........................................      30,000            *
Greek Catholic Union II.....................................      25,000            *
Green Tree Perpetual Assurance Company......................     250,000            *
Group Hospitalization and Medical Services, Inc.............     200,000            *
Guarantee Trust Life Insurance Company......................   1,000,000            *
Guaranty Income Life Insurance Company......................     550,000            *
Hannover Life Reassurance Company of America................   1,200,000            *
HealthNow New York, Inc. ...................................     100,000            *
H.K. Porter Company, Inc. ..................................      50,000            *
Holy Family Society.........................................      60,000            *
IL Annuity and Insurance Company............................   6,950,000          1.1%
The Income Fund of America, Inc.............................  55,000,000          9.1%
Jackson County Employees' Retirement System.................     275,000            *
Jefferies & Company, Inc....................................   3,000,000            *
J.P. Morgan Securities, Inc.................................   3,862,000            *
Kayne Anderson Capital Income Partners (Q.P.), L.P. ........     500,000            *
KD Offshore Fund C.V........................................   1,000,000            *
Kellner, DiLeo & Co.........................................     500,000            *
Kettering Medical Center Funded Depreciation Account........     130,000            *
Knoxville Utilities Board Retirement System.................     310,000            *
Landmark Life Insurance Company.............................      30,000            *
Lehman Brothers Inc.........................................  11,000,000          1.8%
Lincoln Memorial Life Insurance Company.....................     300,000            *
Lincoln National Global Asset Allocation Fund, Inc..........      62,000            *
Lipper Convertibles, L.P. ..................................   3,000,000            *
Lipper Offshore Convertibles, L.P. .........................   4,000,000            *
Lord Abbett Bond Debenture Fund.............................  10,000,000          1.6%
Louisiana Workers' Compensation Corporation.................     200,000            *
Loyal Christian Benefit Association.........................      70,000            *
Lutheran Brotherhood........................................   4,500,000            *
Lydian Overseas Partners Master Fund........................  40,000,000          6.6%
Macomb County Employees' Retirement System..................     200,000            *
Managed Assets Trust........................................     100,000            *
Richard C.W. Mauran.........................................   1,000,000            *

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                              DEBENTURES     PERCENTAGE OF
                                                              THAT MAY BE     OUTSTANDING
NAME                                                           SOLD ($)       DEBENTURES
----                                                          -----------    -------------
Medico Life Insurance Company...............................   1,000,000            *
Mega Lite & Health Insurance Co.............................     250,000            *
MET Investors Bond Debenture Fund...........................   1,000,000            *
Michigan Professional Insurance Exchange....................      90,000            *
Morgan Stanley & Co.........................................   2,500,000            *
Museum of Fine Arts, Boston.................................      30,000            *
Mutual Protective Insurance Company.........................   1,000,000            *
Nashville Electric Service..................................     125,000            *
National Mutual Insurance Company...........................      35,000            *
Nations Convertible Securities Fund.........................   5,330,000            *
New Era Life Insurance Company..............................     300,000            *
Nicholas Applegate Investment Grape Convertible.............      11,000            *
NORCAL Mutual Insurance Company.............................     225,000            *
The Northern Trust Company..................................   3,820,000            *
Oak Casualty Insurance Company..............................      40,000            *
Oppenheimer Capital Income Fund.............................  22,500,000          3.7%
Oppenheimer Convertible Securities Fund.....................   5,000,000            *
Oxford, Lord Abbett & Co....................................   1,000,000            *
Pacific Life Insurance Company..............................   2,000,000            *
Paloma Securities LLC.......................................  12,500,000          2.0%
Parker-Hannifin Corporation.................................      90,000            *
Peoples Benefit Life Insurance Company......................   5,000,000            *
Peoples Benefit Life Insurance Company TEAMSTERS............   5,000,000            *
PHICO Insurance Company.....................................     300,000            *
Physicians Mutual Insurance Company.........................     800,000            *
Port Authority of Allegheny County Retirement and Disability
  Allowance Plan for the Employees Represented by Local 85
  of the Amalgamated Transit Union..........................   2,300,000            *
Premera Blue Cross..........................................     800,000            *
PrimeConvertible Fund.......................................   1,000,000            *
Primerica Life Insurance Company............................     760,000            *
Princeton Insurance Company/Edward P. Kalogeros (INVESCO)...   2,250,000            *
Putnam Asset Allocation Funds -- Balanced Portfolio.........   1,260,000            *
Putnam Asset Allocation Funds -- Conservative Portfolio.....     970,000            *
Putnam Convertible Income -- Growth Trust...................  14,100,000          2.3%
Putnam Convertible Opportunities and Income Trust...........     120,000            *
Putnam Variable Trust -- Putnam VT Global Asset Allocation
  Fund......................................................     131,000            *
Radian Guaranty Inc.........................................   1,000,000            *
Ramius Capital Group........................................   1,500,000            *
RCG Latitude Master Fund....................................   1,200,000            *
Republic Mutual Insurance Company...........................      15,000            *
Retail Clerks Pension Trust.................................   1,750,000            *
Retail Clerks Pension Trust #2..............................   1,750,000            *
Sage Capital................................................   4,100,000            *
Salomon Brothers Asset Management...........................  62,950,000         10.4%
Salomon Smith Barney Inc....................................     660,000            *

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                              DEBENTURES     PERCENTAGE OF
                                                              THAT MAY BE     OUTSTANDING
NAME                                                           SOLD ($)       DEBENTURES
----                                                          -----------    -------------
SG Cowen Securities.........................................  15,000,000          2.5%
Southern Farm Bureau Life Insurance Company.................   1,250,000            *
St. Albans Partners Ltd. ...................................   2,000,000            *
Susquehanna Capital Group...................................   5,500,000            *
TransGuard Insurance Company of America, Inc. ..............   1,000,000            *
The Travelers Indemnity Company.............................   2,503,000            *
The Travelers Insurance Company -- Life.....................   1,287,000            *
The Travelers Insurance Company Separate Account TLAC.......     146,000            *
The Travelers Life and Annuity Company......................     154,000            *
Travelers Series Trust Convertible Bond Portfolio...........     250,000            *
Tribeca Investments, L.L.C. ................................  10,000,000          1.6%
UBS O'Connor LLC F/B/O UBS Global Equity Arbitrage Master
  Ltd.......................................................   1,000,000            *
Unifi, Inc. Profit Sharing Plan and Trust...................     210,000            *
Union Carbide Retirement Account............................     600,000            *
United Food and Commercial Workers Local 1262 and Employers
  Pension Fund..............................................   1,000,000            *
United Healthcare Insurance Company.........................     800,000            *
United National Insurance Company...........................   1,000,000            *
Van Waters & Rogers, Inc. Retirement Plan...................     600,000            *
Vesta-Inex Insurance Exchange IASA..........................     700,000            *
Victory Capital Management as Agent for the Charitable
  Convertible Securities Fund...............................   1,575,000            *
Victory Capital Management as Agent for the Charitable
  Income Fund...............................................     280,000            *
Victory Capital Management as Agent for the EB Convertible
  Securities Fund...........................................   1,675,000            *
Victory Capital Management as Agent for the Field Foundation
  of Illinois...............................................      65,000            *
Victory Capital Management as Agent for the GenCorp
  Foundation................................................      65,000            *
Victory Capital Management as Agent for the Key Trust
  Convertible Securities Fund...............................     280,000            *
Victory Capital Management as Agent for the Key Trust Fixed
  Income Fund...............................................     430,000            *
Victory Capital Management as Agent for the Parker
  Key/Convertible...........................................     405,000            *
Victory Capital Management as Agent for the Union Security
  Life Insurance Co.........................................      55,000            *
Victory Capital Management as Agent for the Victory
  Convertible Securities Fund...............................   1,055,000            *
Victory Capital Management as Agent for the Victory Invest
  Quality Bond Fund.........................................     185,000            *
Victory Capital Management as Investment Manager for the
  California State Auto Assoc Inter-Insurance...............     670,000            *
Victory Capital Management as Investment Manager for the
  California State Auto Assoc Retirement Pension Plan.......     135,000            *
Victory Capital Management as Investment Manager for Health
  Foundation of Greater Cincinnati..........................     240,000            *
Victory Capital Management as Investment Manager for the JC
  Penney Life Insurance Co..................................   1,175,000            *
Victory Capital Management as Investment Manager for
  Potlatch..................................................   1,100,000            *
Von Ernst Performa AG.......................................     100,000            *
Westfield Insurance Company.................................   4,000,000            *
West Virginia Fire Insurance Company........................      10,000            *

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                              DEBENTURES     PERCENTAGE OF
                                                              THAT MAY BE     OUTSTANDING
NAME                                                           SOLD ($)       DEBENTURES
----                                                          -----------    -------------
World Insurance Company.....................................     700,000            *
Yield Strategies Fund I, L.P. ..............................     800,000            *
Yield Strategies Fund II, L.P...............................   3,000,000            *
Any other holder of debentures as of the date of this
  prospectus................................................                       **

---------------
* Less than 1%

** Information concerning other selling security holders will be listed in prospectus supplements from time to time, when and if required.

     Lehman Brothers Inc. and Salomon Smith Barney Inc., which are selling security holders, have engaged in investment banking and other commercial dealings in the ordinary course of business with us. Each received customary fees and commissions for its services. The foregoing entities, and other selling security holders or their affiliates, may in the future engage in investment banking and other commercial dealings with us.

                         DESCRIPTION OF THE DEBENTURES

     The debentures were issued under an indenture dated as of July 7, 1999, between Liberty and The Bank of New York, as trustee, as supplemented by a fifth supplemental indenture dated as of January 11, 2001, between Liberty and the trustee. When we refer to the indenture, we mean the indenture as supplemented by the fifth supplemental indenture. The terms of the debentures include those stated in the indenture and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the indenture and the debentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You can read the indenture, and obtain a copy of it, at the locations described under "Where to Find More Information."

GENERAL

     The indenture provides that senior debt securities may be issued by Liberty thereunder from time to time in one or more series. The senior debt securities that Liberty may issue under the indenture, including the debentures, are collectively referred to in this section as the "senior debt securities." The indenture does not limit the aggregate principal amount of senior debt securities that may be issued under it. Senior debt securities of each series issued under the indenture, including the debentures, may be reopened at any time and additional securities of that series may be issued.

     The 3 1/2% senior exchangeable debentures due 2031 constitute a separate series of senior debt securities under the indenture. The debentures are unsecured senior obligations of Liberty and are initially limited to an aggregate original principal amount of $600,000,000. They will mature on January 15, 2031, unless earlier exchanged by the holders or redeemed by Liberty. When we refer to a "debenture" in this section, we are referring to a debenture in the original principal amount of $1,000.

     The indenture does not contain any provision that restricts the ability of Liberty to incur additional indebtedness. It also does not afford holders of debentures any protection in the event of a decline in Liberty's credit quality as a result of a takeover, recapitalization or similar transaction involving Liberty. Subject to the limitations set forth under "-- Successor Corporation" below, Liberty may enter into transactions, including a sale of all or substantially all of its assets, a merger or a consolidation, that could substantially increase the amount of Liberty's indebtedness or substantially reduce or eliminate its assets, and which may have an adverse effect on Liberty's ability to service its indebtedness, including the debentures.

     Liberty will make payments of principal, premium, if any, interest and distributions on the debentures through the trustee to DTC, as the registered holder of the debentures. See "-- Form, Denomination and Registration" below. Liberty will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debentures registered in the name of DTC or its nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     If any payment or distribution on the debentures is to be made on a day that is not a business day, that payment or distribution will be made on the next business day, without interest or any other payment being made on account of the delay. A business day means any day that is not a Saturday, Sunday or legal holiday on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

     If the debentures at some date are reissued in certificated form, Liberty will make payments of principal, premium, if any, interest and distributions on the debentures to the registered holders thereof. Liberty will make payments due on the maturity date in immediately available funds upon presentation and surrender by the holder of a certificated debenture at the office or agency maintained by Liberty for this purpose in the Borough of Manhattan, The City of New York, which is expected to be the office of the trustee at 101 Barclay Street, New York, N.Y. 10286. Liberty will pay interest and additional distributions attributable to excess regular cash dividend amounts on the reference shares, if any, due on a certificated debenture on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as his address shall appear in the security register of Liberty. Notwithstanding the foregoing, a holder of $10 million or more in aggregate original principal amount of certificated debentures will be entitled to receive such payments, on any interest payment date other than the maturity date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest and any additional distribution due and not punctually paid or duly provided for on a certificated debenture on any interest payment date other than the maturity date will cease to be payable to the holder of that debenture as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated debenture is registered at the close of business on a special record date for the payment of the defaulted interest and any additional distribution that is fixed by Liberty, written notice of which will be given to the holders of the debentures not less than 30 calendar days prior to the special record date, or
(2) at any time in any other lawful manner.

     Liberty will pay or distribute additional distributions, if any, due on a certificated debenture to the holder of that debenture as of a special record date which will be the 10th business day after the date the related distribution is made on the reference shares, at the address shown for such holder in the security register of Liberty.

     All moneys or in-kind distributions paid or made by Liberty to the trustee or any paying agent for the payment of principal, premium, if any, interest and/or distributions on any certificated debenture which remain unclaimed for two years after the payment or making thereof may be repaid or returned to Liberty and, thereafter, the holder of the debenture may look only to Liberty for payment.

RANKING AND HOLDING COMPANY STRUCTURE

     The debentures, which constitute unsecured senior indebtedness of Liberty, rank equally with Liberty's existing and future unsubordinated unsecured indebtedness, and senior in right of payment to all subordinated indebtedness of Liberty. As of March 31, 2001, we had outstanding $4.0 billion of unsecured and unsubordinated indebtedness, all of which ranks equally with the debentures. The debentures are effectively subordinated to all secured indebtedness of Liberty, to the extent of the value of the assets securing that indebtedness, and to all liabilities of Liberty's subsidiaries. As of March 31, 2001, we had approximately $315 million of secured indebtedness and our consolidated subsidiaries had outstanding $15.0 billion of liabilities, all of which effectively ranks senior to the debentures. See "Risk Factors -- Factors Relating to Liberty -- Our holding company structure could restrict access to funds of our subsidiaries that may be needed to service the debentures."

     Liberty is a holding company and is largely dependent on dividends, distributions and other payments from its subsidiaries and business affiliates and other investments to meet its financial obligations, and will be dependent on those payments to meet its obligations under the debentures. Liberty's subsidiaries and business affiliates, as well as AT&T and its subsidiaries other than Liberty, have no obligation, contingent or otherwise, to pay any amounts due under the debentures or to make any funds available for any of those payments. See "Risk Factors -- Factors Relating to Liberty -- We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations."

INTEREST

     Liberty will pay interest on the debentures semi-annually on January 15 and July 15, beginning July 15, 2001, at the per annum rate of 3 1/2% of the original principal amount of each debenture. The debentures will begin to accrue interest on the date of original issuance of the debentures. Interest will be paid to the persons in whose names the debentures are registered at the close of business on the January 1 and July 1 preceding the interest payment date. We refer to these dates as the regular payment dates. Changes in the adjusted principal amount will not affect the amount of the semi-annual interest payments received by holders of the debentures, which is calculated based solely on the original principal amount. See "-- Adjusted Principal

Amount" below. Interest payable at maturity, or upon any earlier date of redemption, will be payable to the person to whom principal shall be payable on that date. Interest on the debentures is calculated on the basis of a 360-day year of twelve 30-day months.

     Until a debenture can be transferred in compliance with Rule 144(k) under the Securities Act, the interest rate on that debenture is subject to increase in the event this prospectus becomes unusable by the selling security holders for more than 30 days in any twelve-month period. Beginning on the 31st day, the interest rate will increase by one quarter of one percent (0.25%) of the original principal amount of the debenture for the first 90-day period thereafter, and will increase by an additional one quarter of one percent of the original principal amount of the debenture at the beginning of each subsequent 90-day period during which the prospectus remains unusable. However, the maximum interest rate that may be borne by the debentures is 4 1/2%. Upon the prospectus again becoming useable, the interest rate borne by the debentures will return to the original interest rate of 3 1/2%.

EXCHANGE OPTION

     The holder of a debenture may at any time, except during the periods described below under "-- Payment at Stated Maturity" and "-- Redemption," exchange the debenture for the exchange market value of the reference shares attributable to that debenture. Liberty may pay the exchange market value of each debenture tendered for exchange as follows:

     - in cash;

     - by delivering the reference shares attributable to the debenture; or

     - in a combination of cash and reference shares.

     For so long as the debentures are represented by global debentures registered in the name of DTC or its nominee, exchanges may be effected only through DTC's Automated Tender Offer Program, or ATOP. If the debentures at some date are reissued in certificated form, the exchange right at that time will be exercisable as follows:

     - by completing and manually signing an exchange notice in the form available from the exchange agent, which is initially the trustee, and delivering the exchange notice to the exchange agent at the office it maintains for this purpose;

     - by surrendering the debentures to be exchanged to the exchange agent;

     - if required, by furnishing appropriate endorsement and transfer documents; and

     - if required, by paying all transfer or similar taxes.

     If an exchange is made during the period between a regular record date and the next succeeding interest payment date, the exchanging holder will be required to tender funds equal to the interest and any additional distribution that is payable to the holders of debentures on that interest payment date.

     We refer to the date on which all of the foregoing requirements for exchange of a particular debenture are satisfied as the exchange date for that debenture. The transmission of an agent's message requesting an exchange through ATOP, or delivery of an exchange notice to the exchange agent, shall be irrevocable. Liberty will advise a holder that tenders debentures for exchange of the form of consideration to be paid by Liberty for the exchange market value of the reference shares attributable to the debentures by 9:30 a.m., New York City time, on the first trading day after the exchange date. Such advice by Liberty shall be irrevocable.

     At the date of this prospectus, the reference shares attributable to each debenture consist of 36.8189 shares of Motorola stock. If any other publicly traded common equity securities, including additional shares of Motorola stock, are issued as a distribution in respect of the Motorola stock or any other reference shares, or if any reference shares are exchanged for publicly traded common equity securities of a different issuer in an exchange offer, merger or other extraordinary transaction, then the reference shares will include the shares so issued, or be replaced by the shares issued in the exchange offer, merger or other transaction. See "-- Changes to the Reference Shares" below.

     We will pay the consideration due upon an exchange of debentures as soon as reasonably practicable after the determination of the exchange market value, but in no event later than 10 trading days thereafter. The calculation of the exchange market value of a debenture will depend on when the notice of exchange for that debenture is delivered to the exchange agent. If the notice is delivered before January 15, 2002, the exchange market value will be the closing price of the reference shares attributable to that debenture on the twentieth trading day following its exchange date, unless the exchange agent receives notices of exchange for more than $1,000,000 aggregate original principal amount of debentures on the same day, in which case the exchange market value of those debentures will be the average of the closing prices of the reference shares on the five trading days ending on the twentieth trading day following the exchange date.

     If the notice of exchange for a debenture is delivered on or after January 15, 2002, the exchange market value will be the closing price of the reference shares attributable to that debenture on the trading day following its exchange date, unless the exchange agent receives notices of exchange for more than $1,000,000 aggregate original principal amount of debentures on the same day, in which case the exchange market value of those debentures will be the average of the closing prices of the reference shares on the five trading days following the exchange date.

     If more than $1,000,000 aggregate original principal amount of debentures are tendered for exchange on any day, notice of that event will be given to DTC for dissemination through the DTC broadcast facility. Our failure to provide this notice, however, will not affect the determination of the exchange market value of the debentures tendered for exchange.

     The closing price of a security on any date means:

     - the closing sale price or, if no closing sale price is reported, the last reported sale price, of that security (regular way) on the NYSE; or

     - if the security is not listed for trading on the NYSE, as reported in the composite transactions for the principal United States national or regional securities exchange on which it is listed; or

     - if the security is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization.

     If the closing price of a security cannot be determined by any of the foregoing methods on a particular trading day, our board of directors will be entitled to determine the closing price on the basis of those quotations that it, in good faith, considers appropriate. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if the securities at issue are to be distributed to holders of the debentures and the aggregate value of those securities is expected to exceed $100,000,000. With respect to options, warrants, and other rights to purchase a security, the closing price of the option, warrant or other right will be deemed to be the closing price of the underlying security, minus the exercise price. With respect to securities exchangeable for or convertible into another security, the closing price of the exchangeable or convertible security will be the closing price of that security determined as aforesaid or, if its closing price cannot be so determined, then the closing price will be deemed to be the fully exchanged or converted value based upon the closing price of the underlying security. If an "ex-dividend" date for a security occurs during the period used in determining that security's closing price, the closing price of the security on any day prior to the "ex-dividend" date used in calculating the closing price shall be reduced by the amount of the dividend. For this purpose, the amount of a non-cash dividend will be equal to the value of that dividend as determined by a nationally recognized investment banking firm that we retain for this purpose.

ADDITIONAL DISTRIBUTIONS

     If a reference company pays or makes a dividend or distribution on its reference shares, we may pay or make an additional distribution to holders of the debentures based on that dividend or distribution. At the date of this prospectus, the reference shares attributable to each debenture consist of
36.8189 shares of Motorola stock, and Motorola is the initial reference company. The reference shares and the reference company are subject to change as described under "-- Changes to the Reference Shares" below.

     As of the date of this prospectus, Motorola's stated dividend policy is to pay a regular quarterly cash dividend of $0.04 per share on the Motorola stock. This amounts to an aggregate $1.4727 in respect of the number of reference shares initially attributable to each debenture, which we refer to as the regular cash dividend retention amount. Any regular cash dividend that is paid in respect of the number of reference shares attributable to each debenture on such payment date that does not exceed the regular cash dividend retention amount will not be distributed to holders of the debentures. We will, however, pay to the holder of each debenture, as an additional distribution, the amount of any regular cash dividend paid in respect of the number of reference shares attributable to each debenture to the extent (but only to the extent) that dividend exceeds the regular cash dividend retention amount. We refer to the portion of any regular cash dividend in respect of the number of reference shares attributable to each debenture that exceeds the regular cash dividend retention amount as the excess regular cash dividend amount. We will pay this additional distribution on the next semi-annual interest payment date for the debentures. The additional distribution will be paid to holders of the debentures as of 5:00 p.m., New York City time, on the regular record date for that interest payment date. We will treat as a regular cash dividend any cash dividend that is paid by a reference company in accordance with its publicly announced regular common equity dividend policy. We refer to any dividend or distribution by a reference company on its reference shares that is not a regular cash dividend as an extraordinary distribution.

     Whether and what we pay or make by way of an additional distribution following an extraordinary distribution by a reference company on its reference shares will depend on the nature of the extraordinary distribution. If an extraordinary distribution consists of cash, we will pay to holders of the debentures, as an additional distribution on each debenture, the amount of the cash distribution received by a holder of the number of reference shares attributable to a debenture.

     If an extraordinary distribution consists of publicly traded common equity securities, we will not make an additional distribution to holders of the debentures. Rather, the number of publicly traded common equity securities (including fractions thereof) distributed to a holder of the number of reference shares attributable to a debenture will be treated as reference shares that are also attributable to that debenture.

     If an extraordinary distribution consists of publicly traded securities other than common equity securities, including options, warrants or similar rights to acquire reference shares, we will cause to be delivered to the holders of the debentures, as an additional distribution on each debenture, those securities received by a holder of the number of reference shares attributable to a debenture. We will not, however, deliver fractional securities. Instead, we will pay cash in an amount equal to the product of the fractional interest times the closing price of the security as of the special record date we set for the additional distribution. If Liberty is unable to distribute any securities as an additional distribution because necessary qualifications or registrations under applicable state or federal laws cannot be obtained on a timely basis, then the additional distribution may instead consist of cash. The cash payment will be based on the average, over the five trading days ending on the trading day next preceding the date the additional distribution is paid, of the closing prices of the security that would have otherwise been delivered.

     If an extraordinary distribution consists of assets or property other than cash or publicly traded securities, we will pay to holders of the debentures, as an additional distribution on each debenture, an amount of cash equal to the fair market value of the assets or properties distributed to a holder of the number of reference shares attributable to a debenture. That fair market value will be determined, in good faith, by our board of directors. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if we expect the aggregate fair market value of the assets or properties distributed on the number of reference shares attributable to all of the outstanding debentures to exceed $100,000,000.

     We will treat as an extraordinary distribution any consideration that is distributed in connection with a merger, consolidation, share exchange, liquidation or dissolution involving a reference company, except to the extent it consists of publicly traded common equity securities. Publicly traded common equity securities that are issued in connection with a merger, consolidation, share exchange, liquidation or dissolution involving a reference company will themselves become reference shares. See "-- Changes to the Reference Shares" below.

     We will make an additional distribution that is attributable to an extraordinary distribution on the twentieth business day after such extraordinary distribution is made by the applicable reference company or successor reference company. The additional distribution will be paid to holders of the debentures as of a special record date that will be the tenth business day prior to the date we pay the additional distribution.

     Liberty will issue a press release setting forth the amount and composition, per debenture, of any additional distribution to be made by it that is attributable to an extraordinary distribution, and will deliver such release to DTC for dissemination through the DTC broadcast facility. All additional distributions that are paid or made in respect of any excess regular cash dividend amount or extraordinary distributions will be paid or made without any interest or other payment in respect of such amounts.

ADJUSTED PRINCIPAL AMOUNT

     Original Principal Amount. The principal amount of the debentures initially is equal to their original principal amount, which is $1,000 for each debenture.

     Adjustments to Principal Amount. The principal amount of the debentures will be adjusted downward to reflect any additional distributions that we make to holders of the debentures that are attributable to extraordinary distributions made on the reference shares. No adjustment will be made to the principal amount, however, for additional distributions that are paid in respect of any excess regular cash dividend amount. Because the principal amount of the debentures is subject to reduction, we refer to the principal amount of a debenture at any time as its adjusted principal amount. In no event will the adjusted principal amount of a debenture be less than zero.

     On any date that we pay or make an additional distribution to the holders of the debentures that is attributable to an extraordinary distribution on the reference shares, the original principal amount of each debenture (or, if such principal amount has previously been reduced, the adjusted principal amount of the debenture) will be reduced by the amount of the additional distribution that is paid or made with respect to that debenture. Thereafter, the adjusted principal amount will be further reduced on each successive semi-annual interest payment date to the extent necessary to cause the semi-annual interest payment on that date to represent the payment by Liberty, in arrears, of an annualized yield of 3 1/2% of the adjusted principal amount of the debentures. An adjustment for purposes of ensuring that Liberty does not pay an annualized yield of more than 3 1/2% of the adjusted principal amount of the debentures that is necessitated by the payment of an additional distribution to holders of the debentures will take effect on the second succeeding interest payment date after the payment of that distribution. We will issue a press release, and provide the release to DTC for dissemination through the DTC broadcast facility, each time an adjustment is made to the adjusted principal amount of the debentures.

     The adjustments described above will not affect the amount of the semi-annual interest payments received by holders of debentures, which will continue to be a rate of interest equal to 3 1/2% per annum of the original principal amount of the debentures.

PAYMENT AT STATED MATURITY

     The stated maturity of the debentures is January 15, 2031. The amount that we will pay a holder of debentures at stated maturity will depend on whether we notify holders, not less than 30 business days prior to the stated maturity date:

     - that we will cause reference shares to be delivered in payment of the exchange market value of all debentures tendered for exchange up until the close of business on the trading day preceding the stated maturity date; or

     - that we are terminating, as of the 30th business day prior to the stated maturity date, the right of all holders to exchange their debentures for the exchange market value thereof.

     Continuation of Exchange Right. If we notify debenture holders that we will cause reference shares to be delivered in payment of the exchange market value of all debentures tendered for exchange up until the close of business on the trading day preceding the stated maturity date, then we will pay, for each debenture outstanding on the stated maturity date, an amount equal to the sum of:

     - the adjusted principal amount of the debenture; plus

     - any accrued but unpaid interest on the debenture up to the stated maturity date; plus

     - any final period distribution on the debenture.

     Termination of Exchange Right. If we notify debenture holders that we are terminating, as of the 30th business day prior to the stated maturity date, their right to exchange their debentures for the exchange market value thereof, then we will pay, for each debenture outstanding on the stated maturity date, an amount equal to the sum of:

     - the greater of:

     - the adjusted principal amount of the debenture; and

     - the current market value of the reference shares attributable to the debenture; plus

     - any accrued but unpaid interest on the debenture up to the stated maturity date; plus

     - any final period distribution on the debenture.

     The current market value of the reference shares attributable to the debentures for this purpose will be calculated based on the average closing price for each reference share over the 20 trading day period immediately prior to, but not including, the fifth business day preceding the stated maturity date.

     A final period distribution will be made if, as of the stated maturity date:

     - a regular cash dividend that includes an excess regular cash dividend amount has been declared on any of the reference shares attributable to a debenture or an extraordinary dividend has been declared on any of the reference shares attributable to a debenture; and

     - the ex-dividend date for that dividend or distribution has occurred; and

     - the holders of such reference shares have not yet received the dividend or distribution.

     In the case of a regular cash dividend that includes an excess regular cash dividend amount that has been declared on reference shares attributable to a debenture as of the stated maturity date but not yet paid, the final period distribution for each debenture will be equal to the amount of the excess regular cash dividend amount that is payable to a holder of the number of reference shares attributable to a debenture. This amount will be paid on the stated maturity date with all other amounts then due. In the case of an extraordinary distribution that has been declared on reference shares as of the stated maturity date but not yet paid or made, the form and amount of the final period distribution will be determined in the same manner as that for an additional distribution that would have been attributable to that extraordinary distribution, except that any publicly traded common equity securities to be distributed on the reference shares will be part of any final period distribution rather than treated as additional reference shares. Because any additional distribution we make on a debenture that is attributable to an extraordinary distribution on the reference shares is deducted from the adjusted principal amount of that debenture, we will deduct from any final period distribution that is attributable to an extraordinary distribution the adjusted principal amount of the debenture, as of the stated maturity date, as to which such final period distribution is paid. We will pay or make any final period distribution that is attributable to an extraordinary distribution on the 20th business day after the payment of that extraordinary dividend by the applicable reference company.

     The amount we pay for any debentures outstanding on the stated maturity date will be payable in cash, except that any final period distribution included in that amount which consists of publicly traded securities will be payable by delivery of those securities.

AMOUNT PAYABLE UPON ACCELERATION OF THE DEBENTURES

     If the maturity of the debentures is accelerated following an event of default, the amount payable for each debenture will be determined in the same manner as the amount payable at stated maturity under the circumstances in which Liberty notifies debenture holders that it is terminating, as of the 30th business day prior to the stated maturity date, their right to exchange their debentures for the exchange market value thereof. See "-- Payment at Stated Maturity" above.

REDEMPTION

     Optional Redemption. The debentures are not redeemable before January 15, 2006. At any time or from time to time on or after January 15, 2006, Liberty may redeem all or some of the debentures on not less than 30 business days prior notice. If Liberty chooses to redeem only some of the debentures, there must remain outstanding, immediately following any partial redemption, at least $100 million original principal amount of debentures.

     The redemption price we pay for a debenture on any redemption date will depend on whether we notify holders of debentures called for redemption, not less than 30 business days prior to the redemption date:

     - that we will cause reference shares to be delivered in payment of the exchange market value of all debentures called for redemption that are tendered for exchange up until the close of business on the trading day next preceding the redemption date; or

     - that we are terminating, as of the 30th business day prior to the redemption date, the right of all holders of debentures called for redemption to exchange those debentures for the exchange market value thereof.

     Any termination of the exchange right in the event of a partial redemption will only apply to the debentures called for redemption.

     Continuation of Exchange Right. If we notify debenture holders that we will cause reference shares to be delivered in payment of the exchange market value of all debentures called for redemption that are tendered for exchange up until the close of business on the trading day next preceding the redemption date, then we will pay, for each debenture that we redeem on the redemption date, a redemption price equal to the sum of:

     - the adjusted principal amount of the debenture; plus

     - any accrued but unpaid interest on the debenture up to the redemption date; plus

     - any final period distribution on the debenture.

     Termination of Exchange Right. If we notify holders of debentures called for redemption that we are terminating, as of the 30th business day prior to the redemption date, their right to exchange their debentures for the exchange market value thereof, then we will pay, for each debenture that we redeem on the redemption date, an amount equal to the sum of:

     - the greater of:

     - the adjusted principal amount of the debenture; and

     - the current market value of the reference shares attributable to the debenture; plus

     - any accrued but unpaid interest on the debenture up to the redemption date; plus

     - any final period distribution on the debenture.

     Calculation of Current Market Value. If the current market value of the reference shares attributable to a debenture needs to be calculated to determine the amount of the redemption price, it will be calculated based on the average closing price for each reference share over the 20 trading day period immediately prior to, but not including, the fifth business day preceding the redemption date.

     Definition and Timing of Final Period Distribution. A final period distribution will be made with respect to each debenture we redeem if, as of the redemption date:

     - a regular cash dividend that includes an excess regular cash dividend amount has been declared on any of the reference shares attributable to a debenture or an extraordinary dividend has been declared on any of the reference shares attributable to a debenture; and

     - the ex-dividend date for that dividend or distribution has occurred; and

     - the holders of such reference shares have not yet received the dividend or distribution.

     The timing, amount and form of any final period distribution that we make in connection with a redemption of debentures will be determined in the same manner as that described under "-- Payment at Stated Maturity" above for any final distribution we may make in connection with the repayment of debentures that are outstanding on the stated maturity date.

     Payment of Redemption Price. The redemption price will be paid in cash, except that any final period distribution included in the redemption price which consists of publicly traded common equity securities will be payable by delivery of those securities. On or prior to the redemption date, we will irrevocably deposit with the trustee sufficient funds to pay the redemption price for all debentures being redeemed at that date, other than any final period distribution that is attributable to an extraordinary distribution on the reference shares. A final period distribution that is attributable to an extraordinary distribution will be paid on the 20th business day after the extraordinary distribution is received by holders of reference shares. If the redemption date is not a business day, then the redemption price will be payable on the next business day, without any interest or other payment being made in respect of the delay.

     Additional distributions to be made after debentures have been called for redemption and before the redemption date will be payable to the holders on the record date for that distribution.

     Once a notice of redemption is given and funds are irrevocably deposited, interest on the debentures will cease to accrue on and after the date of redemption and all rights of the holders of the debentures will cease, except for the right of the holders to receive the redemption amount, including, if applicable, any final period distribution (but without any interest or other payment on that redemption amount).

     If we improperly withhold or refuse to pay the redemption price for the debentures, interest on the debentures will continue to accrue at an annual rate of 3 1/2% from the original redemption date to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption price. Any final period distribution will be payable based on the original redemption date scheduled.

     In compliance with applicable law (including the United States federal securities laws), we and our affiliates may, at any time, purchase outstanding debentures by tender, in the open market or by private agreement.

CHANGES TO THE REFERENCE SHARES

     As of the date of this prospectus, Motorola is the reference company and one share of Motorola stock represents one reference share. The reference company may change over the 30-year term of the debentures, or there may be one or more additional reference companies. A change in, or the addition of, a reference company will result in a change in, or the addition to, the reference shares attributable to the debentures. One reference share attributable to each debenture may, over time, consist of a basket of reference shares.

     The initial reference shares attributable to each debenture are 36.8189 shares of Motorola stock.

     The reference shares attributable to each debenture will be affected by the following events, in the manner described below:

     Dividends and Distributions. If a reference company makes a dividend or distribution on its reference shares consisting of additional reference shares of the same class, then the number of reference shares attributable to each debenture will equal the sum of:

     - the number of reference shares attributable to each debenture immediately prior to the dividend or distribution; and

     - the number of additional references shares that a holder of the number of reference shares attributable to each debenture receives as a result of the dividend or distribution.

     If a reference company makes a distribution on its reference shares consisting of publicly traded common equity securities of another class of that reference company or of another issuer, then the reference shares attributable to each debenture will consist of the following:

     - the number of reference shares attributable to each debenture immediately prior to the distribution; and

     - the number and type of new common equity securities that a holder of the number of reference shares attributable to each debenture receives as a result of the distribution.

     Any change in the reference shares attributable to a debenture that results from a dividend or distribution by a reference company will be deemed to have occurred on the date the dividend or distribution is made by the reference company.

     Combinations, Subdivisions and Reclassifications. If a reference company combines or subdivides its reference shares or issues by reclassification of its reference shares any shares of any other class of its publicly traded common equity securities (including any reclassification that is effected in connection with a merger in which the reference company is the continuing corporation), the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of reference shares that a holder of the reference shares attributable to each debenture immediately prior to the combination, subdivision or reclassification owns immediately following that action.

     Any change in the reference shares attributable to a debenture that results from a combination, split or reclassification by a reference company will be deemed to have occurred immediately after the effective date of the combination, subdivision or reclassification.

     Mergers and Consolidations. If a reference company merges or consolidates with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares attributable to each debenture immediately prior to the merger or consolidation owns immediately following the merger or consolidation. To the extent the consideration received by the holders of reference shares in a merger or consolidation consists of cash or assets other than publicly traded common equity securities, the cash and assets so received will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

     If an election is offered to holders of reference shares as to the form of consideration they may receive in any merger or consolidation, such election shall be deemed a reference share offer and treated in the manner described under "-- Tender or Exchange Offer; Elections" below.

     Any change in the reference shares attributable to a debenture that results from a merger or consolidation will be deemed to have occurred immediately after the effective date of the merger or consolidation.

     Statutory Share Exchange. If a reference company participates in a statutory share exchange with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares attributable to each debenture immediately prior to the share exchange owns immediately following the share exchange. To the extent the consideration received by the holders of reference shares in a share exchange consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

     If an election is offered to holders of reference shares as to the form of consideration they may receive in any statutory exchange, such election shall be deemed a reference share offer and treated in the manner described under "-- Tender or Exchange Offer; Elections" below.

     Any change in the reference shares attributable to a debenture that results from a share exchange will be deemed to have occurred immediately after the effective date of the share exchange.

     Liquidation or Dissolution. If a reference company liquidates or dissolves, the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of publicly traded common equity securities, if any, that a holder of the number of reference shares attributable to each debenture immediately prior to the liquidation or dissolution owns immediately thereafter. To the extent the consideration received by the holders of reference shares in a liquidation or dissolution consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company, and shall be the subject of an additional distribution by Liberty. See "-- Additional Distributions" above.

     Any change in the reference shares attributable to a debenture that results from the liquidation or dissolution of a reference company will be deemed to have occurred immediately after the effective date of the liquidation or dissolution.

     Tender or Exchange Offer; Elections. The reference shares will be adjusted in the event of any tender or exchange offer for 30% or more of the outstanding reference shares of any reference company. In the event of such a tender offer, or any consolidation, merger or statutory share exchange involving a reference company in which an election is given to holders of reference shares as to the consideration to be received in the transaction, a reference share offer shall be deemed to have been made.

     If a reference share offer is made, we will make a reference share offer adjustment. This means the reference shares attributable to each debenture will include, immediately after the closing of the reference share offer, the portion of the average transaction consideration that consists of publicly traded common equity securities. In addition, this means reducing the reference shares attributable to each debenture immediately prior to the closing of such reference share offer by the reference share proportionate reduction.

     The term "average transaction consideration" means, as to each reference share subject to the reference share offer, the quotient derived by dividing (1) the aggregate amount of consideration actually distributed or paid to all holders of reference shares that participated in the reference share offer, by
(2) the total number of
reference shares outstanding immediately prior to the closing of the reference share offer and entitled to participate in that reference share offer.

     The term "reference share proportionate reduction" means a proportionate reduction in the number of reference shares attributable to each debenture that are the subject of the reference share offer, calculated in accordance with the following formula:

     R = X/N

     where:

     R = the fraction by which the number of reference shares that are the subject of the reference share offer and attributable to each debenture will be reduced.

     X = the aggregate number of such reference shares that are surrendered and accepted in the reference share offer.

     N = the aggregate number of reference shares, which are the subject of the reference share offer, outstanding immediately prior to the closing of the reference share offer.

     Any portion of the average transaction consideration that does not consist of publicly traded common equity securities will be treated as though it were part of an extraordinary distribution by the reference company, and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

     Any change in the reference shares attributable to a debenture that results from a reference share offer will be deemed to have occurred immediately after the closing of the tender or exchange offer or the effective date of the merger, consolidation or statutory share exchange involving an election, as the case may be.

     If following any merger, consolidation, liquidation, dissolution, exchange offer or tender offer no reference shares were to remain outstanding, the maturity of the debentures would not be accelerated and the debentures would continue to remain outstanding until the stated maturity date, unless the debentures were earlier redeemed by us. At the stated maturity or upon redemption, holders of the debentures would only be entitled to receive the adjusted principal amount of the debentures, plus any accrued but unpaid interest and any final period distribution.

CALCULATIONS IN RESPECT OF THE DEBENTURES

     We will be responsible for making all calculations called for under the debentures. These calculations include determination of:

     - the adjusted principal amount of the debentures;

     - the current market value of the reference shares;

     - the exchange market value of the reference shares;

     - any final period distribution on the debentures;

     - the cash value of any property distributed on the reference shares;

     - the average transaction consideration in a reference share offer;

     - the reference share proportionate reduction resulting from a reference share offer;

     - the number and composition of the reference shares attributable to a debenture; and

     - the amount of accrued interest payable upon redemption or at maturity of the debentures.

     We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the debentures. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

FORM, DENOMINATION AND REGISTRATION

     The debentures have been issued in book-entry form only, and are represented by global debentures registered in the name Cede & Co., as nominee of The Depository Trust Company. The debentures are transferable on the books of DTC in minimum denomination of $1,000 original principal amount and integral multiples thereof.

     So long as DTC, or its nominee is the registered owner of a global debenture, DTC or its nominee, as the case may be, will be the sole holder of the debentures represented by the global debenture for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global debentures representing the debentures will not be entitled to receive physical delivery of certificated debentures and will not be considered the holders of the debentures for any purpose under the indenture, and no global debenture representing the book-entry debentures will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant of DTC, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global debentures or the indenture. The laws of some jurisdictions may require that certain purchasers of debentures take physical delivery of the debentures in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global debenture representing the debentures.

     The global debentures representing the debentures will be exchangeable for certificated debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if:

     - DTC notifies Liberty that it is unwilling or unable to continue as depositary for the global debentures;

     - DTC ceases to be a clearing agency registered under the Exchange Act;

     - Liberty in its sole discretion determines that the global debentures shall be exchangeable for certificated debentures; or

     - there shall have occurred and be continuing an event of default under the indenture with respect to the debentures; provided that interests in the temporary Regulation S global debentures will not be exchangeable for certificated debentures until expiration of the 40-day distribution compliance period and receipt of certification of non-U.S. beneficial ownership as described above.

     Upon any exchange, the certificated debentures shall be registered in the names of the beneficial owners of the global debentures representing the debentures, which names shall be provided by DTC's relevant participants (as identified by DTC) to the trustee.

     Information Relating to DTC. The following is based on information furnished by DTC, which is the initial depositary:

     DTC will act as the depositary for the debentures. The debentures have been issued as fully registered senior debt securities registered in the name of Cede & Co., which is DTC's partnership nominee. Fully registered global debentures have been issued for the debentures, in the aggregate principal amount of $600,000,000, and have been deposited with DTC, or a custodian for its benefit.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds debentures that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited debentures through electronic computerized book-entry changes to participants' accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of DTC include securities brokers and dealers, including the initial purchasers of the debentures, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including the initial purchaser of the debentures and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of

Securities Dealers, Inc. Access to DTC's system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of debentures under DTC's system must be made by or through direct participants, which will receive a credit for the debentures on DTC's record. The ownership interest of each beneficial owner, which is the actual purchaser of each debenture, represented by global debentures, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global debentures representing the debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global debentures representing the debentures will not receive certificated debentures representing their ownership interests therein, except in the event that use of the book-entry system for the debentures is discontinued.

     To facilitate subsequent transfers, all global debentures representing the debentures which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of global debentures with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global debentures representing the debentures; DTC's records reflect only the identity of the direct participants to whose accounts the debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the global debentures representing the debentures. Under its usual procedure, DTC mails an omnibus proxy to Liberty as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debentures are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

     Principal and/or interest payments and additional distributions on the global debentures representing the debentures will be made to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debentures held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC, the trustee or Liberty, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and/or interest and additional distributions to DTC is the responsibility of Liberty or the trustee, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depositary with respect to the debentures at any time by giving reasonable notice to Liberty or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated debentures are required to be printed and delivered.

     Liberty may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, certificated debentures will be printed and delivered.

     Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in the global debentures among participants of DTC, it is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Liberty will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

     The information in this subsection concerning DTC and its respective book-entry system has been obtained from sources that Liberty believes to be reliable, but Liberty takes no responsibility for its accuracy.

CERTAIN COVENANTS

     The covenants set forth below are contained in the indenture and are applicable to Liberty and its Subsidiaries.

     Limitation on Liens. Liberty will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien, except for Permitted Liens, on any Principal Property to secure the payment of Funded Indebtedness of Liberty or any Restricted Subsidiary if, immediately after the creation, incurrence or assumption of such Lien, the sum of (A) the aggregate outstanding principal amount of all Funded Indebtedness of Liberty and the Restricted Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property and (B) the Attributable Debt relating to any Sale and Leaseback Transaction which would otherwise be subject to the provisions of clause 2(A)(i) of the "Limitation on Sale and Leaseback" covenant would exceed 15% of the Consolidated Asset Value, unless effective provision is made whereby the debentures (together with, if Liberty shall so determine, any other Funded Indebtedness ranking equally with the debentures, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Indebtedness (but only for so long as such Funded Indebtedness is so secured).

     The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens ("Permitted Liens"):

          (1) Any Lien which arises out of a judgment or award against Liberty or any Restricted Subsidiary with respect to which Liberty or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceeding for review (or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired) and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review or with respect to which Liberty or such Restricted Subsidiary shall have posted a bond and established adequate reserves (in accordance with generally accepted accounting principles) for the payment of such judgment or award;

          (2) Liens on assets or property of a person existing at the time such person is merged into or consolidated with Liberty or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property of Liberty or any Restricted Subsidiary other than the property and assets subject to the Liens prior to such merger, consolidation or acquisition;

          (3) Liens existing on the date of original issuance of the debentures;

          (4) Liens securing Funded Indebtedness (including in the form of Capitalized Lease Obligations and purchase money indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 60 days thereafter; provided (i) such Liens secure Funded Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Funded Indebtedness) and (ii) such Liens do not extend to any property of Liberty or any Restricted Subsidiary other than the property for which such Funded Indebtedness was incurred;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure the debentures;

          (7) Liens granted in favor of Liberty; and

          (8) Any Lien in respect of Funded Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Funded Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6) and (7) above, provided that the principal of the Funded Indebtedness secured thereby does not exceed the principal of the Funded Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; provided, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property).

     Limitation on Sale and Leaseback. Liberty will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Liberty or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in a board resolution delivered to the trustee, of the Principal Property that is the subject of the Sale and Leaseback Transaction, and

          (2) either

             (A) Liberty or the Restricted Subsidiary, as applicable, either (i) could have incurred a Lien to secure Funded Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the "Limitation on Liens" covenant, or (ii) makes effective provision whereby the debentures (together with, if Liberty shall so determine, any other Funded Indebtedness ranking equally with the debentures, whether then existing or thereafter created) are secured equally and ratably with (or prior to) the obligations of Liberty or the Restricted Subsidiary under the lease of the Principal Property that is the subject of the Sale and Leaseback Transaction, or

             (B) within 180 days, Liberty or the Restricted Subsidiary either
        (i) applies an amount equal to the fair market value of the Principal Property that is the subject of the Sale and Leaseback Transaction to purchase the debentures or to retire other Funded Indebtedness, or (ii) enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair market value of such Principal Property.

     Designation of Restricted Subsidiaries. Liberty may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, Liberty and its Restricted Subsidiaries would have been permitted to incur at least $1.00 of additional Funded Indebtedness secured by a Lien pursuant to the "Limitation on Liens" covenant, (2) no default or event of default shall have occurred and be continuing, and (3) an Officers' Certificate with respect to such designation is delivered to the trustee within 75 days after the end of the fiscal quarter of Liberty in which such designation is made (or, in the case of a designation made during the last fiscal quarter of Liberty's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation; Liberty has made the initial designation of all of its Subsidiaries as Restricted Subsidiaries and will deliver the required Officers' Certificate with respect thereto to the trustee, on or prior to the date of initial issuance of the debentures.

SUCCESSOR CORPORATION

     Liberty may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Liberty under the debentures and the indenture and (2) immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing. Thereafter, all such obligations of Liberty shall terminate.

EVENTS OF DEFAULT

     The term "event of default" means any one of the following events with respect to any series of senior debt securities, including the debentures:

          (1) default in the payment of any interest or distributions on any senior debt security of the series, or any additional amounts payable with respect thereto, when the interest or distributions becomes or the additional amounts become due and payable, and continuance of the default for a period of 30 days;

          (2) default in the payment of the principal of or any premium on any senior debt security of the series, or any additional amounts payable with respect thereto, when the principal or premium becomes or the additional amounts become due and payable at their maturity;

          (3) failure of Liberty to comply with its obligations to deliver cash or reference shares in exchange for debentures as described above under "-- Exchange Option";

          (4) failure of Liberty to comply with any of its obligations described above under "-- Successor Corporation";

          (5) default in the deposit of any sinking fund payment when and as due by the terms of a senior debt security of the series;

          (6) default in the performance, or breach, of any covenant or warranty of Liberty in the indenture or the senior debt securities (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in the indenture specifically dealt with or which has been expressly included in the indenture solely for the benefit of a series of senior debt securities other than the relevant series), and continuance of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to Liberty by the trustee or to Liberty and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the indenture;

          (7) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of Liberty, whether the Indebtedness now exists or shall hereafter be created, shall happen and shall result in Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and (i) the acceleration shall not be rescinded or annulled, (ii) such Indebtedness shall not have been paid or (iii) Liberty shall not have contested such acceleration in good faith by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences that would have a material adverse effect on Liberty, in each case within a period of 30 days after there shall have been given, by registered or certified mail, to Liberty by the trustee or to Liberty and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series then outstanding, a written notice specifying the default or breaches and requiring it to be remedied and stating that the notice is a "Notice of Default" or other notice as prescribed in the indenture; provided, however, that if after the expiration of such period, such event of default shall be remedied or cured by Liberty or be waived by the holders of such Indebtedness in any manner authorized by such mortgage, indenture or instrument, then the event of default with respect to such series of senior debt securities or by reason thereof shall, without further action by Liberty, the trustee or any holder of senior debt securities of such series, be deemed cured and not continuing;

          (8) the entry by a court having competent jurisdiction of:

             (A) a decree or order for relief in respect of Liberty or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

             (B) a decree or order adjudging Liberty or any Material Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of Liberty or any Material Subsidiary and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (C) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Liberty or any Material Subsidiary or of any substantial part of the property of Liberty or any Material Subsidiary or ordering the winding up or liquidation of the affairs of Liberty;

          (9) the commencement by Liberty or any Material Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Liberty or any Material Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Liberty or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by Liberty or any Material Subsidiary to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Liberty or any Material Subsidiary or any substantial part of the property of Liberty or any Material Subsidiary or the making by Liberty or any Material Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by Liberty or any Material Subsidiary in furtherance of any such action; or

          (10) any other event of default provided in or pursuant to the indenture with respect to senior debt securities of the series.

     If an event of default with respect to senior debt securities of any series at the time outstanding (other than an event of default specified in clause (8) or (9) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of the series may declare the principal of all the senior debt securities of the series, or such lesser amount as may be provided for in the senior debt securities of the series, to be due and payable immediately, by a notice in writing to Liberty (and to the trustee if given by the holders), and upon any declaration the principal or such lesser amount shall become immediately due and payable. If an event of default specified in clause (8) or (9) above occurs, all unpaid principal of and accrued interest on the outstanding senior debt securities of that series (or such lesser amount as may be provided for in the senior debt securities of the series) shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any senior debt security of that series.

     At any time after a declaration of acceleration or automatic acceleration with respect to the senior debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding senior debt securities of the series, by written notice to Liberty and the trustee, may rescind and annul the declaration and its consequences if:

          (1) Liberty has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest and distributions on all senior debt securities of the series and additional amounts payable with respect thereto and the principal of and any premium on any senior debt securities of the series which have become due otherwise than by the declaration of acceleration and interest on the senior debt securities; and

          (2) all events of default with respect to senior debt securities of the series, other than the non-payment of the principal of, any premium, interest and distributions on, and any additional amounts with respect to senior debt securities of the series which shall have become due solely by the acceleration, shall have been cured or waived.

          No rescission shall affect any subsequent default or impair any right consequent thereon.

CERTAIN DEFINITIONS

     The following are certain of the terms defined in the indenture and used under "-- Certain Covenants" above:

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

     "Capitalized Lease Obligation" of any person means any obligation of such person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such person and used in its business that is required to be accounted for as a liability on the balance sheet of such person in accordance with generally accepted accounting principles and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

     "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on such date, as reported in the composite transactions (or comparable system) for the principal United States national or regional securities exchange on which such security is so listed or a recognized international securities exchange, or, if such security is not listed on a U.S. national or regional securities exchange or on a recognized international securities exchange, as reported by the Nasdaq Stock Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by Liberty; provided that, (1) with respect to options, warrants and other rights to purchase Marketable Securities, the Closing Price shall be the value based on the Closing Price of the underlying Marketable Security minus the exercise price and (2) with respect to securities exchangeable for or convertible into Marketable Securities, the Closing Price shall be the Closing Price of the exchangeable or convertible security or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying Marketable Security.

     "Consolidated Asset Value" shall mean, with respect to any date of determination, the sum of:

     (A) the amount of cash of Liberty and its Restricted Subsidiaries on the last day of the preceding month, plus the following assets owned by Liberty and its Restricted Subsidiaries on the last day of the preceding month that have the indicated ratings and maturities no greater than 270 days:

     - the aggregate principal amount of certificates of deposit and bankers' acceptances rated A/2 or P/2 or higher by the Rating Agencies,

     - the aggregate principal amount of participations in loans with obligors with short-term ratings of A/2 or P/2 or higher by the Rating Agencies or long-term ratings of Baa1 or BBB+ or higher by the Rating Agencies,

     - the aggregate principal amount of repurchase agreements of securities issued by the U.S. government or any agency thereof with counterparties with short-term ratings of A/2 or P/2 or higher by the Rating Agencies or long-term ratings of Baa1 or BBB+ or higher by the Rating Agencies, and

     - the aggregate principal amount at maturity of commercial paper rated A/2 or P/2 or higher by the Rating Agencies,

     (B) the aggregate value of all Marketable Securities owned by Liberty and its Restricted Subsidiaries based upon the Closing Price of each Marketable Security on the last day of the preceding month, or if such day is not a Trading Day, on the immediately preceding Trading Day, and

     (C) the arithmetic mean of the aggregate market values (or the midpoint of a range of values) of the assets of Liberty and its Restricted Subsidiaries having a value in excess of $200 million, other than the assets referred to in clauses (A) and (B) above, as of a date within 90 days of the date of determination (or to the extent the research reports referred to below have not been issued within such 90-day period, as of a date within 180 days of the date of determination) as evidenced either:

     - by research reports issued by three nationally recognized independent investment banking firms selected by Liberty or

     - if three such research reports have not been issued within 180 days prior to the date of determination, by an appraisal by two nationally recognized independent investment banking or appraisal firms retained by Liberty for this purpose.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the Board of Directors of Liberty acting in good faith evidenced by a board resolution thereof delivered to the trustee.

     "Funded Indebtedness" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all Indebtedness of such person and all Capitalized Lease Obligations of such person, which by the terms thereof have a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such Indebtedness or obligation which was Funded Indebtedness at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended; provided, however, that "Funded Indebtedness" shall not include (1) any Indebtedness of Liberty or any Subsidiary to Liberty or another Subsidiary, (2) any guarantee by Liberty or any Subsidiary of Indebtedness of Liberty or another Subsidiary, provided that such guarantee is not secured by a Lien on any Principal Property,
(3) any guarantee by Liberty or any Subsidiary of the Indebtedness of any person (including, without limitation, a business trust), if the obligation of Liberty or such Subsidiary under such guaranty is limited in amount to the amount of funds held by or on behalf of such person that are available for the payment of such Indebtedness, (4) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates, and (5) liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in prices. For purposes of determining the outstanding principal amount of Funded Indebtedness at any date, the amount of Indebtedness issued at a price less than the principal amount at maturity thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

     "Indebtedness" of any person means:

     (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

     (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

     (3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

     "Liberty" means Liberty Media Corporation, a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the indenture and thereafter means the successor.

     "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

     "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market or listed on a recognized international securities exchange or traded in the over-the-counter market and quoted by at least two broker-dealers as reported by the National Quotation Bureau or similar organization, including as Marketable Securities options, warrants and other rights to purchase, and securities exchangeable for or convertible into, Marketable Securities.

     "Material Subsidiary" means, at any relevant time, any Subsidiary that meets any of the following conditions:

     (1) Liberty's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total consolidated assets of Liberty and its Subsidiaries; or

     (2) Liberty's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated assets of Liberty and its Subsidiaries; or

     (3) Liberty's and its other Subsidiaries' proportionate share of the total revenues (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated revenue of Liberty and its Subsidiaries; or

     (4) Liberty's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of Liberty and its Subsidiaries;

     all as calculated by reference to the then latest fiscal year-end accounts (or consolidated fiscal year-end accounts, as the case may be) of such Subsidiary and the then latest audited consolidated fiscal year-end accounts of Liberty and its Subsidiaries. Based on the 1998 fiscal year-end accounts, as of the date of this prospectus, the only Material Subsidiary of Liberty is Starz Encore Group LLC.

     "Nasdaq Stock Market" means The Nasdaq Stock Market, a subsidiary of the National Association of Securities Dealers, Inc.

     "Principal Property" means, as of any date of determination, (a) any cable system or manufacturing or production facility, including land and buildings and other improvements thereon and equipment located therein, owned by Liberty or a Restricted Subsidiary and used in the ordinary course of its business and (b) any executive offices, administrative buildings, and research and development facilities, including land and buildings and other improvements thereon and equipment located therein, of Liberty or a Restricted Subsidiary, other than any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by Liberty and its Restricted Subsidiaries taken as a whole.

     "Rating Agencies" means (i) Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and (ii) Moody's Investors Service, Inc. and (iii) if S&P or Moody's or both shall not make a rating publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by Liberty, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by Liberty and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

     "Sale and Leaseback Transaction" means any arrangement providing for the leasing to Liberty or a Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by Liberty or such Restricted Subsidiary to the lessor.

     "Subsidiary" means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned, directly or indirectly, by (i) Liberty, (ii) Liberty and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Liberty.

     "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which there is trading on the principal United States national or regional securities exchange or recognized international securities exchange, in the Nasdaq Stock Market or in the over-the-counter market used to determine such Closing Price.

     "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of Liberty that is not a Restricted Subsidiary.

MODIFICATION AND WAIVER

     Modification and amendments of the indenture may be made by Liberty and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding senior debt security affected thereby,

          (1) change the stated maturity of the principal of, or any premium or installment of interest or distributions on, or any additional amounts with respect to, any senior debt security;

          (2) reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest or distributions on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt security;

          (3) change the redemption provisions of any senior debt security or adversely affect the right of repayment at the option of any holder of any senior debt security;

          (4) change the place of payment or the coin or currency in which the principal of, any premium or installment of interest or distributions on, or any additional amounts with respect to, any senior debt security is payable;

          (5) impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

          (6) reduce the percentage in principal amount of the outstanding senior debt securities, the consent of whose holders is required in order to take certain actions;

          (7) reduce the requirements for quorum or voting by holders of senior debt securities as provided in the indenture;

          (8) modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of senior debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each senior debt security affected thereby;

          (9) reduce the amount of cash or reference shares deliverable upon exchange of the debentures; or

          (10) modify any of the above provisions.

     The holders of at least a majority in aggregate principal amount of the senior debt securities of any series may, on behalf of the holders of all senior debt securities of the series, waive compliance by Liberty with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all senior debt securities of the series, waive any past default and its consequences under the indenture with respect to the senior debt securities of the series, except a default

     - in the payment of principal (or premium, if any), or any interest or distributions on, or any additional amounts with respect to, senior debt securities of the series, or

     - in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each senior debt security of any series.

     Under the indenture, Liberty is required to furnish the trustee annually a statement as to performance by Liberty of certain of its obligations under the indenture and as to any default in the performance. Liberty is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default.

GOVERNING LAW

     The indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The trustee is permitted to engage in other transactions with Liberty and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

           SUMMARY OF REGISTRATION RIGHTS OF SELLING SECURITY HOLDERS

     We entered into a registration rights agreement with the initial purchaser of the debentures, pursuant to which we filed with the SEC and caused to become effective a shelf registration statement of which this prospectus is a part. Pursuant to the registration rights agreement, we are required to:

     - use our reasonable best efforts to keep effective the shelf registration statement until two years after the issue date or until all of the debentures covered by the shelf registration statement have been sold, exchanged or redeemed or otherwise cease to be outstanding; and

     - use our reasonable best efforts to ensure that:

      - the shelf registration statement and any amendment thereto and any prospectus included therein comply in all material respects with the Securities Act; and

      - the shelf registration statement and any amendment thereto and any prospectus included therein do not, when the shelf registration statement or any amendment becomes effective, contain an untrue statement of a material fact.

     If the shelf registration statement is unusable by the holders for any reason for more than 30 days in the aggregate in any consecutive 12-month period, then the interest rate borne by the debentures will be increased by 0.25% per annum of the principal amount of the debentures for the first 90-day period (or portion thereof) beginning on the 31st day that the shelf registration statement ceased to be usable. This interest rate will be increased by an additional 0.25% per annum of the principal amount of the debentures at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Upon the shelf registration statement once again becoming usable, the interest rate borne by the debentures will be reduced to the original interest rate. Additional interest shall be computed based on the actual number of days elapsed in each 90-day period in which the shelf registration statement is unusable.

     Liberty shall notify the trustee within three business days of an event date, which is each and every date on which an event occurs in respect of which additional interest is required to be paid. Additional interest shall be paid by depositing with the trustee, in trust, for the benefit of the holders of the debentures, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date to the record holder of debentures entitled to receive the interest payment to be paid on such date as set forth in the indenture. Each obligation to pay additional interest shall be deemed to accrue from and including the date following the applicable event date.

     The registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and we refer you to the registration rights agreement for a complete description of its terms. See "Where to Find More Information." The registration rights agreement requires us to pay substantially all of the expenses incident to the registration, offering, and sale of the debentures to the public, other than commissions, concessions and discounts of underwriters, dealers or agents, but including the fees and disbursements of one counsel for the selling security holders. We have agreed to indemnify the selling security holders and any underwriters they may use against certain civil liabilities, including liabilities under the Securities Act.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the debentures and of the Motorola stock for which the debentures may be exchanged. This summary is based upon the United States Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus, possibly with retroactive effect. This summary deals only with holders that will hold the debentures and Motorola stock for which the debentures may be exchanged as "capital assets" within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the debentures as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders (as defined below) whose functional currency is not the United States dollar. The following summary assumes that the reference shares received upon maturity, exchange or redemption of the debentures will consist of Motorola stock.

     THE DISCUSSION SET OUT BELOW IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE DEBENTURES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE DEBENTURES, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATIONS OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL OR FOREIGN TAX LAWS.

     "U.S. Holder" means a beneficial owner of the debentures or Motorola stock, as the case may be, that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) in general, a trust which is subject to the primary supervision of a United States court and the control of one or more United States fiduciaries. "Non-U.S. Holder" means any holder of the debentures or Motorola stock, as the case may be, that is not a U.S. Holder.

TAX CONSEQUENCES TO U.S. HOLDERS

     Interest Accrual on the Debentures. For United States federal income tax purposes, the debentures will be subject to Treasury Regulations relating to contingent payment debt instruments (which we refer to as the contingent payment debt regulations). Under the contingent payment debt regulations, a U.S. Holder will be required to accrue interest income on the debentures (in amounts described in the next paragraph) regardless of whether such U.S. Holder uses the cash or accrual method of tax accounting. As a result, a U.S. Holder will be required to include interest in taxable income each year in excess of the semi-annual interest payments received in that year.

     Under the contingent payment debt regulations, for each accrual period prior to and including the maturity date of the debentures, the amount of interest that accrues, as original issue discount, on a debenture equals the product of (a) the adjusted issue price (as defined below) as of the beginning of the accrual period and (b) the comparable yield (as defined below) (adjusted for the length of the accrual period). This amount is ratably allocated to each day in the accrual period and is includable as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the debentures.

     The "adjusted issue price" means the issue price of the debenture, which is $1,000, increased by any interest previously accrued (determined without regard to any adjustments to interest accruals described below) and decreased by the amount of any projected payments (as defined below) with respect to the debenture.

     The "comparable yield" means the annual yield we would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the debentures. Amounts treated as interest under the contingent payment debt regulations are treated as original issue discount for all purposes of the Code.

     We have determined that the comparable yield is 9.5%, compounded semi-annually. Under the contingent payment debt regulations, we are required, solely for United States federal income tax purposes, to provide a schedule of the projected amounts of payments (which we refer to as projected payments) on the debentures. This schedule must produce the comparable yield. Based on our determination of the comparable yield, the schedule of projected payments (assuming a principal amount of $1,000 and an issue price of $1,000, and with respect to each integral multiple thereof) consists of (a) a payment of stated interest equal to $17.89 on July 15, 2001, (b) payments of stated interest equal to $17.50 on all subsequent semi-annual interest payment dates (including the maturity date) and (c) a payment of a projected amount at the maturity date of the debentures (excluding the stated semi-annual interest on the debentures payable on such date) equal to $10,603.87. For United States federal income tax purposes, a U.S. Holder is required to use the comparable yield and the schedule of projected payments in determining its interest accruals and adjustments thereof in respect of the debentures, unless such U.S. Holder timely discloses and justifies the use of other estimates to the IRS.

     THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT PROVIDED FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOLDERS' INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE DEBENTURES.

     Adjustments to Interest Accruals. If, during any taxable year, the sum of any actual payments with respect to the debentures for that taxable year (including excess regular cash dividend amounts, extraordinary distributions and, in the case of the taxable year which includes the maturity date of the debentures, the fair market value of any Motorola stock received by such holder, plus the fair market value of any other property received, plus the amount of cash received) exceeds the total amount of projected payments for that taxable year, the difference will produce a "net positive adjustment" under the contingent payment debt regulations, which will be treated as additional interest for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received in that year. If the actual amount received in a taxable year is less than the amount of projected payments for that taxable year, the difference will produce a "net negative adjustment" under the contingent payment debt regulations, which will (a) reduce the U.S. Holder's interest income on the debentures for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the debentures during prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments).

     Sale or Exchange of the Debentures. Upon the sale, exchange or retirement of the debentures (including, for instance, an exchange at the U.S. Holder's option for Motorola stock or the redemption of the debentures by us) prior to the maturity date, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder's adjusted basis. A U.S. holder will be treated as receiving an amount equal to the fair market value of any Motorola stock received, plus the fair market value of any other property received, plus the amount of any cash received. The adjusted basis will be the U.S. Holder's original basis in the debentures, increased by the interest income previously included by the U.S. Holder with respect to the debentures (determined without regard to any adjustments to interest accruals described in the preceding paragraph) and decreased by the projected amount of all prior payments with respect to the debentures. (See below under Purchase for Premium or Discount for additional adjustments made with respect to U.S. Holders who did not purchase debentures in the initial offering.) Any gain upon sale or exchange of the debentures will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the debentures, and thereafter, capital loss. The distinction between capital loss and ordinary loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder's ability to offset capital losses against ordinary income.

     Purchase for Premium or Discount. A purchase of a debenture by a U.S. Holder will cause the new U.S. Holder to have a basis in the debenture equal to the amount paid for the debenture. A U.S. Holder is required to reasonably allocate any difference between the adjusted issue price of the debenture and such U.S. Holder's basis in the debenture to daily portions of interest or projected payments over the remaining term of debenture. If such basis in the debenture exceeds the debenture's adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder's adjusted basis in the debenture is reduced by the amount the U.S. Holder so treats as a negative adjustment. If the new U.S. Holder's basis in the debenture is less than the debenture's adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder's adjusted basis in the debenture is increased by the amount the U.S. Holder so treats as a positive adjustment.

     Distributions on Motorola Stock. The gross amount of any distribution made by Motorola to a U.S. Holder with respect to the Motorola stock generally will be includable in the income of a U.S. Holder as dividend income to the extent that such distribution is paid out of Motorola's current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to certain limitations, United States corporations holding Motorola stock that receive dividends thereon generally will be eligible for a dividends-received deduction equal to 70% of the dividends received. If the amount of any distribution exceeds Motorola's current and accumulated earnings and profits as so computed, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder's tax basis in its Motorola stock, and thereafter as gain from the sale or exchange of property.

     Dispositions of Motorola Stock. A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or disposition of Motorola stock in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder's tax basis in the Motorola stock. Any such gain or loss will be long-term gain or loss if the U.S. Holder held the Motorola stock for more than one year. A U.S. Holder that received Motorola stock from Liberty in a disposition of a debenture either on or before the maturity date will have a basis in that Motorola stock equal to that stock's fair market value on the date of such disposition of the debenture. Additionally, the U.S. Holder's holding period in the Motorola stock will begin the day after such disposition of the debenture.

     Backup Withholding. Certain noncorporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including original issue discount) on, or the proceeds of disposition of, the debentures and dividends on the Motorola stock. Backup withholding will apply only if the U.S. Holder (a) fails to furnish its Taxpayer Identification Number (which we refer to as TIN) which, for an individual, is his or her Social Security number, (b) furnishes an incorrect TIN, (c) is notified by the IRS that it has failed to properly report payments of interest and dividends or (d) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount) on the debentures by us or any paying agent to any Non-U.S. Holder, and gain realized on the sale or exchange of the debentures or Motorola stock by a Non-U.S. Holder, will be exempt from United States federal income or withholding tax, provided that:

     - such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

     - the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

     - such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

     - such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; and

     - the Motorola stock continues to be actively traded within the meaning of
       Section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE).

     The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holds the debentures on behalf of the beneficial owner, files with the withholding agent a statement that it has received the Form W-8BEN from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any debentures held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, each partner that is a Non-U.S. Holder will be required to supply this certification in order to avoid withholding with respect to such partner's share of interest (including original issue discount) and disposition proceeds paid with respect to the debentures to the foreign partnership.

     Distributions by Motorola with respect to Motorola stock that are treated as dividends paid, as described above under "-- Tax Consequences to U.S.
Holders -- Distributions on Motorola Stock," to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or lower rate provided under any applicable income tax treaty).

     If a Non-U.S. Holder of the debentures or Motorola stock is engaged in a trade or business in the United States, and if interest on the debentures, dividends on the Motorola stock, or gain from the sale or exchange of the debentures or Motorola stock are effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends, or gain realized on the sale or exchange of the debentures or Motorola stock in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     Backup Withholding and Information Reporting. Backup withholding (at the rate of 31%) will not apply to payments made by us or a paying agent on the debentures or Motorola stock if the certifications required by Sections 871(h) or 881(c) are received, provided in each case that we or such paying agent, as the case may be, do not have actual knowledge and do not have reason to know that the payee is a United States person.

     Non-U.S. Holders of the debentures and Motorola stock should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such Non-U.S. Holder's United States federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from sales of debentures by selling security holders. The debentures may be sold from time to time:

     - directly by any selling holder to one or more purchasers;

     - to or through underwriters, brokers or dealers;

     - through agents on a best-efforts basis or otherwise; or

     - through a combination of such methods of sale.

     If debentures are sold through underwriters, brokers and dealers, the selling security holder will be responsible for underwriting discounts or agent's commissions.

     The debentures may be sold:

     - in one or more transactions at a fixed price or prices, which may be changed;

     - at prevailing market prices at the time of sale or at prices related to such prevailing prices;

     - at varying prices determined at the time of sale; or

     - at negotiated prices.

     Such sales may be effected in transactions (which may involve crosses or block transactions):

     - on any national securities exchange or quotation service on which the debentures may be listed or quoted at the time of sale;

     - in the over-the-counter market;

     - in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

     - through the writing of options.

     In connection with the sale of the debentures, any selling security holder may:

     - enter into hedging transactions with brokers, dealers or others, which may in turn engage in short sales of the debentures in the course of hedging the positions they assume;

     - sell short or deliver debentures to close out such short positions; or

     - loan or pledge debentures to brokers, dealers or others that may in turn sell such securities.

     Any selling security holder may pledge or grant a security interest in some or all of the debentures owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured party may sell from time to time the pledged debentures pursuant to the registration statement of which this prospectus is a part. The selling security holders may also transfer and donate debentures in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling security holders for purposes of this prospectus.

     Underwriters, brokers, dealers and agents may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders or the purchaser of debentures for whom they may act as agent. The selling security holders and any underwriters, dealers or agents that participate in the distribution of debentures may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of debentures by them and any discounts, commissions or concessions received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

     There is currently no active trading market for the debentures. We do not presently intend to list the debentures on any stock exchange. Therefore, any trading with respect to the debentures is expected to occur in over-the-counter markets.

     At the time a particular offering or sale of debentures is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of debentures offered or sold and the terms of the offering or sale, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the debentures can be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the debentures may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

     There is no assurance that the selling security holders will sell any of the debentures. In addition, any debentures covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold pursuant to Rule 144 or Rule 144A rather than pursuant to this prospectus.

                                 LEGAL MATTERS

     The validity of the debentures will be passed upon for us by Baker Botts L.L.P., New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty or Successor") as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for the year ended December 31, 2000 and for the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods) have been incorporated by reference herein in reliance upon the report, dated February 26, 2001, except as to notes 1 and 2, which are as of May 7, 2001, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     In addition the KPMG LLP report contains an explanatory paragraph and states that effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Old Liberty, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

     The consolidated financial statements of Teligent, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedule included in Teligent Inc.'s Annual Report (Form 10-K/A) for the year ended December 31, 2000 and incorporated by reference in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference (which report contains explanatory paragraphs describing conditions that raise substantial doubt about Teligent, Inc.'s ability to continue as a going concern as more fully described in Note 1 to the consolidated financial statements, and the restatement of the December 31, 2000 consolidated balance sheet to reflect the classification of Teligent, Inc.'s outstanding debt from a long-term liability to a current liability). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         WHERE TO FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the debentures that may be sold by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement. You should refer to the registration statement, including its exhibits and schedules, for further information about us or the debentures that may be sold by this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where any contract or other document is an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved.

     The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this document except for any information superceded by this document or any other document incorporated by reference in this document. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 28. 2001, as amended by the Annual Report on Form 10-K/A for the year ended December 31, 2000, filed on June 12, 2001.

     - Quarterly Report on Form 10-Q for the three-month period ending March 31, 2001, filed on May 14, 2001, as amended by the Quarterly Report on Form 10-Q/A for the three month period ending March 31, 2001, filed on June 20, 2001.

     - Current Report on Form 8-K, filed on March 7, 2001.

     - Current Report on Form 8-K, filed on June 26, 2001.

     - The consolidated financial statements of Teligent, Inc., as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000, which appear in the Annual Report on Form 10-K/A for the year ended December 31, 2000 of Teligent, Inc., filed on July 5, 2001. On May 21, 2001, Teligent, Inc. and all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

     On May 17, 2001, certain subsidiaries and assets of AT&T Corp. which had previously been attributed to AT&T's Liberty Media Group but which had not been previously held by Liberty Media Corporation were contributed to Liberty Media Corporation in anticipation of its split off from AT&T. Those subsidiaries and assets, which constitute only a portion of our overall assets, are being accounted for in a manner similar to a pooling of interests and, therefore, the financial statements of Liberty Media Corporation for periods prior to the contributions have been restated to include the financial position and results of operations of the contributed assets from the dates of their acquisition by AT&T. Accordingly, the following information is incorporated by reference from the Registration Statement on Form S-1 of Liberty Media Corporation, Registration No. 333-55998, declared effective on June 14, 2001, with respect to the split off: (1) the information under the captions titled "Capitalization," "Selected Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (2) the following financial statements and notes thereto of Liberty Media Corporation and subsidiaries, which have been restated to give effect to the aforementioned contribution: (x) the balance sheets of Liberty Media Corporation as of March 31, 2001 and December 31, 2000, and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for the three months ended March 31, 2001 and 2000; and (y) the balance sheets of Liberty Media Corporation as of December 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for the year ended December 31, 2000, and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods).

     You may request a copy of these filings at no cost, by writing or telephoning the office of

        Corporate Secretary
        Liberty Media Corporation
        9197 South Peoria Street
        Englewood, Colorado 80112
        Telephone: 720-875-5400

     Our annual, quarterly and special reports, and other information are on file with the SEC. You may read and copy these documents at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these filings at the regional offices of the SEC located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the SEC's WEB site at http://www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

     This prospectus incorporates by reference information concerning The News Corporation Limited, AOL Time Warner Inc., Gemstar-TV Guide International, Inc., USA Networks, Inc., Sprint Corporation, Telewest Communications plc, Motorola Inc., IDT Corporation and UnitedGlobalCom, Inc., among other public companies. All of these companies file reports and other information with the SEC in accordance with the requirements of the Securities Act and the Securities Exchange Act. Information incorporated by reference in this prospectus concerning those companies has been derived from the reports and other information filed by them with the SEC. Liberty had no part in the preparation of those reports and other information, nor are they incorporated by reference in this prospectus. You may read and copy any reports and other information filed by those companies with the SEC as set forth above.

     You should rely only on the information contained or incorporated by reference in this prospectus or to which we have referred you. We have not, and the selling security holders have not, authorized any person to provide you with different information or to make any representation not contained in this prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $600,000,000

                                 [LIBERTY LOGO]

                           LIBERTY MEDIA CORPORATION

                 3 1/2% SENIOR EXCHANGEABLE DEBENTURES DUE 2031
(Exchangeable for Motorola Inc. Common Stock or Cash Based on the Value Thereof)

                              -------------------
                                   PROSPECTUS

                                 July   , 2001
                              -------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND REGISTRATION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the transaction being registered. All amounts are estimates except the SEC registration fee.

Registration fee..........................................  $150,000
Printing and engraving expenses...........................  $100,000
Legal fees and expenses...................................  $100,000
Accounting fees and expenses..............................  $ 25,000
Miscellaneous.............................................  $ 10,000
                                                            --------
          Total...........................................  $385,000
                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Restated Certificate of Incorporation, as amended ("Liberty charter"), of Liberty Media Corporation, a Delaware corporation ("Liberty"), provides as follows:

          1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Liberty shall not be liable to Liberty or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Liberty existing at the time of such repeal or modification.

          2. Indemnification.

             (a) Right to Indemnification. Liberty shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Liberty or is or was serving at the request of Liberty as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based upon matters which antedate the adoption of this Section E. Liberty shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Liberty.

             (b) Prepayment of Expenses. Liberty shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

             (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by Liberty, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, Liberty shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

             (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Liberty Charter, Liberty's Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

             (e) Other Indemnification. Liberty's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement.

        EXHIBIT
          NO.                                      DOCUMENT
        -------                                    --------

           4.1           Indenture dated as of July 7, 1999, between Liberty and The
                         Bank of New York (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Liberty Media
                         Corporation (File No. 333-86491) as filed on September 3,
                         1999 (the "Liberty S-4 Registration Statement)).

           4.2           Fifth Supplemental Indenture dated as of January 11, 2001
                         between Liberty and The Bank of New York (incorporated by
                         reference to Exhibit 4.8 to the Registration Statement on
                         Form S-1 of Liberty Media Corporation (File No. 333-55998)
                         as filed on May 24, 2001 (the "Liberty S-1 Registration
                         Statement")).

           4.3           Registration Rights Agreement dated as of January 11, 2001, between Liberty and Lehman Brothers Inc.

           4.4           Form of 3 1/2% Senior Exchangeable Debenture due 2031.

           4.5           Liberty undertakes to furnish the Securities and Exchange
                         Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith.

           5 Form of Opinion of Baker Botts L.L.P., with respect to legality of debentures being registered.

          12             Computation of Ratio of Earnings to Fixed Charges.

          23.1           Consent of KPMG LLP.

          23.2           Consent of Baker Botts L.L.P. (included in Exhibit 5).

          23.3           Consent of Ernst & Young LLP

          24             Power of Attorney (included on page II-5).

          25             Statement of Eligibility of Trustee.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Liberty pursuant to the foregoing provisions, or otherwise, Liberty has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Liberty of expenses incurred or paid by a director, officer or controlling person of Liberty in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Liberty will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on July 6, 2001.

                                            LIBERTY MEDIA CORPORATION

                                            By:     /s/ CHARLES Y. TANABE
                                              ----------------------------------
                                                Name: Charles Y. Tanabe
                                                Title:  Senior Vice President,
                                                        General Counsel and
                                                        Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Y. Tanabe and Robert W. Murray Jr., and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and file (1) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                                                       Chairman of the Board and         July   , 2001
-----------------------------------------------------    Director
                   John C. Malone

                /s/ ROBERT R. BENNETT                  President, Chief Executive        July 6, 2001
-----------------------------------------------------    Officer (Principal Executive
                  Robert R. Bennett                      Officer) and Director

                 /s/ GARY S. HOWARD                    Executive Vice President, Chief   July 6, 2001
-----------------------------------------------------    Operating Officer and Director
                   Gary S. Howard

               /s/ DAVID J.A. FLOWERS                  Senior Vice President and         July 6, 2001
-----------------------------------------------------    Treasurer (Principal Financial
                 David J.A. Flowers                      Officer)

              /s/ CHRISTOPHER W. SHEAN                 Vice President and Controller     July 6, 2001
-----------------------------------------------------    (Principal Accounting Officer)
                Christopher W. Shean

                  /s/ PAUL A. GOULD                    Director                          July 6, 2001
-----------------------------------------------------
                    Paul A. Gould

                                                       Director                          July   , 2001
-----------------------------------------------------
                  Harold R. Handler

                 /s/ JEROME H. KERN                    Director                          July 6, 2001
-----------------------------------------------------
                   Jerome H. Kern

                                                       Director                          July   , 2001
-----------------------------------------------------
                Frank J. Macchiarola

                                                       Director                          July   , 2001
-----------------------------------------------------
                  Michael T. Ricks

                /s/ LARRY E. ROMRELL                   Director                          July 6, 2001
-----------------------------------------------------
                  Larry E. Romrell

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                      DOCUMENT
        -------                                    --------

           4.1           Indenture dated as of July 7, 1999, between Liberty and The
                         Bank of New York (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Liberty Media
                         Corporation (File No. 333-86491) as filed on September 3,
                         1999 (the "Liberty S-4 Registration Statement)).

           4.2           Fifth Supplemental Indenture dated as of January 11, 2001
                         between Liberty and The Bank of New York (incorporated by
                         reference to Exhibit 4.8 to the Registration Statement on
                         Form S-1 of Liberty Media Corporation (File No. 333-55998)
                         as filed on May 24, 2001 (the "Liberty S-1 Registration
                         Statement")).

           4.3           Registration Rights Agreement dated as of January 11, 2001, between Liberty and Lehman Brothers Inc.

           4.4           Form of 3 1/2% Senior Exchangeable Debenture due 2031.

           4.5           Liberty undertakes to furnish the Securities and Exchange
                         Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith.

           5 Form of Opinion of Baker Botts L.L.P., with respect to legality of debentures being registered.

          12             Computation of Ratio of Earnings to Fixed Charges.

          23.1           Consent of KPMG LLP.

          23.2           Consent of Baker Botts L.L.P. (included in Exhibit 5).

          23.3           Consent of Ernst & Young LLP

          24             Power of Attorney (included on page II-5).

          25             Statement of Eligibility of Trustee.